SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Section 240.14a-12
HUB GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

March 26, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Hub Group, Inc. This meeting will be held at Hamburger University on the McDonald’s campus at 2715 Jorie Boulevard, Oak Brook, Illinois at 10:00 a.m. Chicago time on Monday, May 7, 2007.

The attached Notice of 2007 Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. The Annual Report to Stockholders on Form 10-K is also enclosed.

We hope you will be able to attend the meeting. However, even if you anticipate attending in person, we urge you to mark, sign, date, and return the enclosed proxy card to ensure that your shares will be represented. If you attend, you will, of course, be entitled to vote in person.

Sincerely,

PHILLIP C. YEAGER
Chairman

HUB GROUP, INC.
NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Hub Group, Inc.:

The Annual Meeting of Stockholders of Hub Group, Inc., a Delaware corporation (the “Company”), will be held at Hamburger University on the McDonald’s campus at 2715 Jorie Boulevard, Oak Brook, Illinois on Monday, May 7, 2007, at 10:00 a.m., Chicago time, for the following purposes:

(1)	To elect six directors of the Company to hold office until the next annual meeting of stockholders;

(2)	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of capital stock;

(3)	To approve the amendment and restatement of the Company’s 2002 Long-Term Incentive Plan;

(4)	To approve the 2006 Performance-Based Awards made under the 2002 Long-Term Incentive Plan; and

(5)	To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company’s Annual Report to Stockholders on Form 10-K also accompanies this Notice.

The Board of Directors has fixed the close of business on March 12, 2007, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

DAVID C. ZEILSTRA
Vice President, Secretary and General Counsel

Downers Grove, Illinois
March 26, 2007

YOUR VOTE IS IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

HUB GROUP, INC.
3050 HIGHLAND PARKWAY, SUITE 100
DOWNERS GROVE, ILLINOIS 60515

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hub Group, Inc., a Delaware corporation (“Hub Group” or the “Company”), of proxies for use at the 2007 Annual Meeting of Stockholders of the Company to be held on Monday, May 7, 2007, and any adjournment thereof (the “Annual Meeting”). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about March 26, 2007.

The Company’s Class A common stock, $.01 par value (the “Class A Common Stock”), and the Class B common stock, $.01 par value (the “Class B Common Stock,” together with the Class A Common Stock, the “Common Stock”), are the only issued and outstanding classes of stock. Only stockholders of record at the close of business on March 12, 2007 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 39,242,460 shares of Class A Common Stock (each a “Class A Share”) and 662,296 shares of Class B Common Stock (each a “Class B Share,” and collectively with the Class A Shares, the “Shares”) outstanding and entitled to vote.

VOTING RIGHTS AND PROCEDURES

Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and one or more proposals are not marked, it will be voted in accordance with the recommendation of the Board of Directors on all such proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

Each Class A Share is entitled to one (1) vote and each Class B Share is entitled to approximately eighty (80) votes. The holders of Shares having a majority of the votes that could be cast by the holders of all Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum. As of February 28, 2007, the Yeager family members own all 662,296 shares of Class B Common Stock and 980,158 shares of Class A Common Stock. Consequently, the Yeager family controls approximately 59% of the voting power of the Company on all matters presented for stockholder action. The Yeager family members are parties to a stockholders’ agreement, pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares.

Election inspectors appointed for the meeting will tabulate votes cast by proxy or in person at the Annual Meeting and such election inspectors will determine whether or not a quorum is present.

The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2007 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Shares having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company’s Certificate of Incorporation, the Company’s By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company’s offices in Downers Grove.

ELECTION OF DIRECTORS

The number of directors of the Company, as determined by the Board of Directors under Article III of the Company’s By-laws, is currently six. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

Directors are elected by a plurality of the votes cast at the Annual Meeting, provided a quorum is present. Abstentions, withholding of authority to vote in the election, or broker non-votes will not affect the outcome of the election. Stockholders are not allowed to cumulate their votes in the election of directors.

Nominees for Election as Directors

Name	Age	Business Experience During the Past Five Years and Other Information

Phillip C. Yeager	79
Phillip C. Yeager has been Chairman of the Board since October 1985. From April 1971 to October 1985, Mr. Yeager served as President of Hub City Terminals, Inc. (“Hub Chicago”). Mr. Yeager became involved in intermodal transportation in 1959, five years after the introduction of intermodal transportation in the United States, as an employee of the Pennsylvania and Pennsylvania Central Railroads. He spent 19 years with the Pennsylvania and Pennsylvania Central Railroads, 12 of which involved intermodal transportation. In 1991, the Intermodal Transportation Association named Mr. Yeager the Man of the Year. In 1995, he received the Salzburg Practitioners Award from Syracuse University in recognition of his lifetime achievements in the transportation industry. In October 1996, Mr. Yeager was inducted into the Chicago Area Entrepreneurship Hall of Fame sponsored by the University of Illinois at Chicago. In March 1997, he received the Presidential Medal from Dowling College for his achievements in transportation services. In September 1998 he received the Silver Kingpin award from the Intermodal Association of North America and in February 1999 the New York Traffic Club named him Transportation Person of the Year. In June 2006, Mr. Yeager was awarded an honorary Doctor of Public Service degree from the University of Denver in recognition of his achievements in the intermodal industry. In December 2006, the Containerization and Intermodal Institute presented Mr. Yeager with their 2006 Connie Award in recognition of his contributions to the industry. Mr. Yeager graduated from the University of Cincinnati in 1951 with a Bachelor of Arts degree in Economics. Mr. Yeager is the father of David P. Yeager and Mark A. Yeager.

David P. Yeager	54
David P. Yeager has served as the Company’s Vice Chairman of the Board since January 1992 and as Chief Executive Officer of the Company since March 1995. From October 1985 through December 1991, Mr. Yeager was President of Hub Chicago. From 1983 to October 1985, he served as Vice President, Marketing of Hub Chicago. Mr. Yeager founded the St. Louis Hub in 1980 and served as its President from 1980 to 1983. Mr. Yeager founded the Pittsburgh Hub in 1975 and served as its President from 1975 to 1977. Mr. Yeager received a Masters in Business Administration degree from the University of Chicago in 1987 and a Bachelor of Arts degree from the University of Dayton in 1975. Mr. Yeager is the son of Phillip C. Yeager and the brother of Mark A. Yeager.

Mark A. Yeager	42
Mark A. Yeager has been the Company’s President since January 2005 and has been the Chief Operating Officer and a director since May 2004. From July 1999 through December 2004, Mr. Yeager was President-Field Operations. From November 1997 through June 1999 Mr. Yeager was Division President, Secretary and General Counsel. From March 1995 to November 1997, Mr. Yeager was Vice President, Secretary and General Counsel. From May 1992 to March 1995, Mr. Yeager served as the Company’s Vice President-Quality. Prior to joining the Company in 1992, Mr. Yeager was an associate at the law firm of Grippo & Elden from January 1991 through May 1992 and an associate at the law firm of Sidley & Austin from May 1989 through January 1991. Mr. Yeager received a Juris Doctor degree from Georgetown University in 1989 and a Bachelor of Arts degree from Indiana University in 1986. Mr. Yeager is the son of Phillip C. Yeager and the brother of David P. Yeager.

Gary D. Eppen	70
Gary D. Eppen has served as a director of the Company since February 1996. Currently retired, Mr. Eppen is formerly the Ralph and Dorothy Keller Distinguished Service Professor of Operations Management and Deputy Dean for part-time programs in the Graduate School of Business at The University of Chicago. He received a Ph.D. in Operations Research from Cornell University in 1964, a Master of Science in Industrial Engineering from the University of Minnesota in 1960, a Bachelor of Science from the University of Minnesota in 1959 and an Associate in Arts degree in Pre-Engineering from Austin Junior College in 1956.

Charles R. Reaves	68
Charles R. Reaves has served as a director of the Company since February 1996. Since 1994, Mr. Reaves has been President and Chief Executive Officer of Reaves Enterprises, Inc., a real estate development company. From April 1962 until November 1994, Mr. Reaves worked for Sears Roebuck & Company in various positions, most recently as President and Chief Executive Officer of Sears Logistics Services, Inc., a transportation, distribution and home delivery subsidiary of Sears Roebuck & Company. Mr. Reaves received a Bachelor of Science degree in Business Administration from Arkansas State University in 1961.

Martin P. Slark	52
Martin P. Slark has served as a director of the Company since February 1996. Since 1976, Mr. Slark has been employed by Molex Incorporated (“Molex”), a publicly traded manufacturer of electronic, electrical and fiber optic interconnection products and systems. Having worked for Molex in Europe, the United States and Asia, Mr. Slark is presently a Director and Vice Chairman and Chief Executive Officer of Molex. Mr. Slark is a companion of the British Institute of Management and received a Masters in Business Administration degree from the University of East London in 1993 and a Post-Graduate Diploma in Management Studies from Portmouth University in 1981.

The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. During the fiscal year ended December 31, 2006, the full Board of Directors met four times, the Audit Committee met eight times, the Compensation Committee met four times and the Nominating and Governance Committee met once. During 2006, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served. The Company encourages each member of the Board of Directors to attend each annual meeting of shareholders. All directors attended the Company’s 2006 annual meeting of shareholders held on May 11, 2006.

Audit Committee

The duties of the Audit Committee are to oversee the Company’s internal control structure, review the Company’s financial statements and other financial information to be included in the Company’s 10-K and annual report to stockholders, select the independent auditors for the Company and its subsidiaries and review the Company’s annual audit plan. The members of the Audit Committee are Messrs. Eppen, Reaves and Slark. The Audit Committee has a written charter which is available on the Company’s website at www.hubgroup.com. The Committee annually reviews and assess the adequacy of the Charter.

The Board of Directors has determined that Messrs. Eppen, Reaves and Slark are “independent” as that term is defined by Nasdaq. The Board of Directors has determined that the Audit Committee does not have an “audit committee financial expert” as that term is defined in the Securities and Exchange Commission regulations. However, the Board of Directors has determined that all of the members of the Audit Committee are able to read and understand fundamental financial statements within the meaning of the Nasdaq Audit Committee requirements and that at least one of its members has the financial sophistication required by Nasdaq. The Board of Directors has determined that by satisfying the requirements of the Nasdaq listing standards with a member of the Audit Committee that has the requisite “financial sophistication” qualifications, the Audit Committee has the financial expertise necessary to fulfill the duties and the obligations of the Audit Committee. The Board of Directors has concluded that the appointment of an “audit committee financial expert” is not necessary at this time.

Compensation Committee

The Compensation Committee is responsible for providing assistance to the Board in the discharge of its responsibilities relating to compensation and development of the Company’s Chief Executive Officer and other executive officers. In addition, the Compensation Committee reviews, adopts, terminates, amends or recommends to the Board the adoption, termination or amendment of equity-based employee plans, incentive compensation plans and employee benefit plans, as further described in the Compensation Committee Charter. The Compensation Committee may use a compensation consultant to assist in the evaluation of Chief Executive Officer or executive officer compensation. The Compensation Committee has the sole authority to retain and terminate any compensation consultant and to approve the consultant’s fees and other retention terms. The members of the Compensation Committee are Messrs. Eppen, Reaves and Slark. Each member of the Compensation Committee is independent in accordance with the applicable corporate governance listing standards of the Nasdaq Stock Market. The Compensation Committee has a written charter which is available on the Company’s website at www.hubgroup.com. The Committee annually reviews and assess the adequacy of the Charter.

Nominating and Governance Committee

The duties of the Nominating and Governance Committee are to identify individuals qualified to become Board members and nominate the director nominees for the next annual meeting of shareholders, assist the Board with succession planning and develop and recommend to the Board the corporate governance guidelines applicable to the Company. The members of the Nominating and Governance Committee are Messrs. Eppen, Reaves and Slark. Each member of the Nominating and Governance Committee is independent in accordance with the applicable corporate governance listing standards of the Nasdaq Stock Market. The Nominating and Governance Committee has a written charter which is available on the Company’s website at www.hubgroup.com. The Committee annually reviews and assess the adequacy of the Charter.

Nominations of Directors

Directors may be nominated by the Board of Directors or by shareholders in accordance with the Bylaws of the Company. As a matter of course, the Nominating and Governance Committee will review the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating and Governance Committee will review all proposed nominees for the Board of Directors, including those proposed by shareholders, in accordance with the mandate contained in its charter. This will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

The Company has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees. Each nominee for election as a director is standing for reelection.

For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify the Company’s Secretary. In addition, the Bylaws permit shareholders to nominate directors at a shareholder meeting. If a stockholder desires to nominate persons for election as directors at the next Annual Meeting of Stockholders, written notice of such stockholder’s intent to make such a nomination must be given and received by the Secretary of the Company at 3050 Highland Parkway, Suite 100, Downers Grove, IL 60515, either by personal delivery or by United States mail within the time period set forth below under “Stockholder Proposals.” Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder making the nomination, (ii) a representation that the stockholder is a holder of record of stock in the Company entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to present the nomination, (iii) a statement of the class and number of shares beneficially owned by the stockholder, (iv) the name and address of any person to be nominated, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “Commission”), and (vii) the consent of such nominee to serve as a director of the Company if elected. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.

Controlled Company

The Board of Directors has determined that the Company is a “controlled company” as that term is defined by Nasdaq since the Yeager family, pursuant to their ownership of all Class B Common Stock, control 57% of the voting power of the Company as of February 28, 2007. Pursuant to the Yeager Family Stockholder Agreement, the Yeager family members have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees. The Company’s Code of Business Conduct and Ethics may be found on the Company’s website, www.hubgroup.com.

Communicating with the Board

Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s Secretary at the address set forth above and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. Each communication intended for the Board of Directors and received by the Secretary which is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures.

Review of Related Party Transactions

The Company does not employ specific procedures for the review, approval or ratification of related party transactions involving directors, nominees for directors, executive officers and their immediate family members, but considers such transactions on a case-by-case basis as they arise.

OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

The following table sets forth information with respect to the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by (i) each director of the Company, (ii) the executive officers of the Company named in the table under “Compensation of Directors and Executive Officers--Summary Compensation Table,” (iii) all directors and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each person that owns beneficially (directly or together with affiliates) more than 5% of the Class A Common Stock or Class B Common Stock, in each case as of February 28, 2007, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Class A Common Stock or Class B Common Stock indicated as beneficially owned by them, except as otherwise noted.

	Number (1)
Name	Class A	Class B	Percentage(2)
Phillip C. Yeager(3)(4)(5)	322,339	662,296	2.5%
David P. Yeager(3)(6)	288,707	662,296	2.4%
Mark A. Yeager(3)(7)	477,112	662,296	2.9%
Thomas M. White(8)	47,649	--	*
David L. Marsh(9)	52,048	--	*
Donald G. Maltby(10)	36,260	--	*
Gary D. Eppen(11)	43,661	--	*
Charles R. Reaves(12)	157,621	--	*
Martin P. Slark(13)	83,482	--	*
All directors and executive officers (15 people) (14)	1,859,364	662,296	6.3%
Debra A. Jensen(3)(15)	--	662,296	1.7%
FMR Corp. (16)	2,232,283	--	5.6%
Friess Associates LLC (17)	2,071,000	--	5.2%
Barclays (18)	2,908,840	--	7.3%

_________________________
* Represents less than 1% of the outstanding shares of Common Stock.

(1)
Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)	Represents percentage of total number of outstanding shares of Class A Common Stock and Class B Common Stock.

(3)
The Yeager family members are parties to a stockholders’ agreement (the “Yeager Family Stockholder Agreement”), pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares. Except as provided in footnotes 6 and 7, each of the Yeager family members disclaims beneficial ownership of the shares of Class B Common Stock held by the other Yeager family members. The Class B Common Stock represents approximately 57% of the total votes allocable to the Common Stock. Members of the Yeager family own all of the Class B Common Stock.

(4)
Includes 563,934 shares of Class B Common Stock as to which Phillip C. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 108,000 shares of Class A Common Stock issuable upon exercise of options.

(5)	Includes 2,000 shares of Class A Common Stock held by his wife. Mr. Yeager disclaims beneficial ownership of these shares.

(6)
Includes 46,794 shares of Class B Common Stock owned by the Laura C. Yeager 1994 GST Trust, 46,794 shares of Class B Common Stock owned by the Matthew D. Yeager 1994 GST Trust and 46,794 shares of Class B Common Stock owned by the Phillip D. Yeager 1994 GST Trust and 419,127 shares of Class B Common Stock as to which David P. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Includes 34,486 shares of restricted stock.

(7)
Includes 41,826 shares of Class A Common Stock and 36,794 shares of Class B Common Stock owned by the Alexander B. Yeager 1994 GST Trust and 41,826 shares of Class A Common Stock and 36,794 shares of Class B Common Stock owned by the Samantha N. Yeager 1994 GST Trust and 19,632 shares of Class A Common Stock owned by the Mark A. Yeager Perpetual Trust, for which Mark A. Yeager serves as sole trustee and has sole investment and voting discretion and 501,914 shares of Class B Common Stock as to which Mark A. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 33,421 shares of restricted stock.

(8)	Includes 28,539 shares of restricted stock.

(9)	Includes 21,636 shares of restricted stock.

(10)	Includes 16,710 shares of restricted stock.

(11)	Includes 7,457 shares of restricted stock. 7,084 shares are held in the Gary D. Eppen Trust dated April 22, 1996.

(12)	Includes 96,000 shares of Class A Common Stock issuable upon exercise of options and 7,457 shares of restricted stock.

(13)	Includes 48,000 shares of Class A Common Stock issuable upon exercise of options and 7,457 shares of restricted stock.

(14)	Includes 325,800 shares of Class A Common Stock issuable upon exercise of options and 261,595 shares of restricted stock.

(15)
Includes 25,000 shares of Class B Common Stock owned by the Elizabeth A. Jensen 1994 GST Trust and 25,000 shares of Class B Common Stock owned by the Patrick R. Jensen 1994 GST Trust and 501,913 shares of Class B Common Stock as to which Debra Jensen may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Debra Jensen is the daughter of Phillip C. Yeager.

(16)
FMR Corp. (“FMR”) filed an amendment to a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, FMR has sole dispositive power with respect to all 2,232,283 shares of Class A Common Stock beneficially owned and sole voting power with respect to 789,786 shares of Class A Common Stock beneficially owned. These securities are owned by various individual and institutional investors, which FMR serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, FMR is deemed the beneficial owner of such securities; however, FMR expressly disclaims that it is, in fact, the beneficial owner of such securities. The number of shares beneficially owned by FMR is indicated as of February 14, 2007. The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(17)
Friess Associates LLC (“Friess”) filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Friess has sole voting and sole dispositive power with respect to all 2,071,000 shares of Class A Common Stock. The number of shares beneficially owned by Friess is indicated as of February 15, 2007. The address of Friess is 115 E. Snow King, Jackson, WY 83001.

(18)
Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, and Barclays Global Investors Japan Limited (collectively “Barclays”) filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Barclays has sole dispositive power with respect to all 2,908,840 shares of Class A Common Stock beneficially owned and sole voting power with respect to 2,788,204 shares of Class A Common Stock beneficially owned. Barclays has indicated that the shares reported held by Barclays are held in trust accounts for the economic benefit of the beneficiaries of those accounts. The number of shares beneficially owned by Barclays is indicated as of January 31, 2007. The address of the business office of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, CA 94105.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company’s 2006 fiscal year all applicable Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners. However, the Company learned during 2006 that Mr. Phillip Yeager was late in filing a Form 4 reporting a gift to charity of 1,000 shares made on June 8, 2005.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Compensation Program

    Our Compensation Committee has the responsibility for determining the compensation that is paid or awarded to our Company’s executive officers. Our Compensation Committee consists of the three independent members of the Board. Our Compensation Committee ensures that the total compensation paid to our Section 16, or executive officers, is fair, reasonable and competitive and drives behavior that increases shareholder value over the long-term.

Compensation Philosophy and Objectives

    Our Company’s compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with industry standards and attract and retain outstanding executives. We seek to incent our executives through both short term and long term awards, with a goal of superior Company performance. Our ultimate objective is to improve stockholder value.

    Our Compensation Committee evaluates both performance and compensation to ensure that our Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, our Compensation Committee believes executive compensation packages provided to our executives should include both cash and stock-based compensation that reward performance as measured against pre-established goals.

Role of Executive Officers in Compensation Decisions

    Our Compensation Committee, with input and recommendations from our Chief Executive Officer and President, makes all compensation decisions for the executive officers and approves recommendations of equity awards to all executive officers of the Company. The Chief Executive Officer and President annually review the performance of the executive officers. The conclusions reached and recommendations based on these reviews, including salary adjustments and annual stock and cash award amounts, are presented to the Compensation Committee. Our Compensation Committee can exercise its discretion in modifying any recommended adjustments of stock or cash awards to executives.

Setting Executive Compensation

    Based on the foregoing objectives, our Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

Compensation Consultant. To help the Company achieve its compensation objectives, our Compensation Committee engaged Hay Group, Inc. as its independent compensation consultant for 2006. The consultant’s role is to advise our Compensation Committee on all executive compensation matters. The consultant assists by providing relevant market data and evaluating the total compensation system relative to the compensation systems employed by comparable companies in the transportation industry and the overall U.S. industrial market. The consultant also provides an additional measure of assurance that the Company’s executive compensation program is a reasonable and appropriate means to achieve our objectives. Our Compensation Committee reviews the performance and level of service provided by its independent compensation consultant on an annual basis.

Market Benchmarking. A benchmark group of publicly-traded companies in the transportation industry is used annually by our Compensation Committee to ensure that Hub Group’s compensation programs offer competitive total compensation opportunities and reflect best practices in compensation plan design. In 2006, the companies comprising the “Compensation Peer Group” were:

CH Robinson Worldwide, Inc.
EGL, Inc.
Expeditors International of Washington, Inc.
Forward Air Corp.
J.B. Hunt Transport Services, Inc.
Landstar System, Inc.
Pacer International, Inc.
Swift Transportation Co., Inc.
UTI Worldwide, Inc.
Werner Enterprises, Inc.

In addition, information on annual base salary increases and compensation data for the U.S. general industrial markets is provided by our Compensation Committee’s independent compensation consultant.

The Company’s CEO develops pay recommendations for the Company’s executives based on (i) the aforementioned market data, (ii) each executive’s individual performance and functional responsibilities as determined by the CEO and President; and (iii) Company performance, both financial and non-financial. Our Compensation Committee reviews and approves these pay recommendations with the advice of its independent compensation consultant. Our Compensation Committee also sets the base salary and incentive opportunities for the Company’s CEO based on (i) the aforementioned market data, (ii) the CEO’s individual performance and responsibilities and (iii) Company performance, both financial and non-financial.

Our Compensation Committee generally seeks to set the base salary for executive officers at the 50th percentile of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective do occur as dictated by the experience level of the individual, personal performance and market factors.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, our Compensation Committee reviews information provided by Hay Group, Inc. to determine the appropriate level and mix of incentive compensation. Pay for such incentive compensation is awarded as a result of the performance of the Company or the individual, depending on the type of award, compared to pre-established goals.

2006 Executive Compensation Components

The Company’s executive compensation program has three components--base salary, annual incentives, and long-term incentives. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

    Base Salary. To attract and retain qualified executives, base salary is provided to our executive officers. The base salary is determined based on position and responsibility using competitive criteria within the transportation industry. During its review of base salaries for the executives, our Compensation Committee primarily considers (i) market data provided by our outside consultants, (ii) an internal review of the executive’s compensation, both individually and relative to other officers and (iii) individual performance of the executive. Salary levels are typically reviewed annually as part of our annual performance review process as well as upon a promotion or other change in job responsibilities. Increases are based on increases in the cost of living, individual performance and, to a lesser extent, trends within the industry.

Annual Cash Incentive. The Company’s annual cash incentive recognizes and rewards executives for taking actions that build the value of the Company and generate competitive total returns for stockholders. Our annual cash incentive is determined with the assistance of the third party survey data referred to above and the value of the target award is generally set at 60% of the executive’s annual base salary. This incentive is based solely on earnings per share (“EPS”) for our Chief Executive Officer and President. For our other executive officers, this incentive is based on a combination of EPS (60%) and on individual performance compared against certain pre-determined personal goals (40%). The personal goals vary by officer. For 2006, the personal goals for officers responsible for each of our service lines were generally tied to specific operational objectives for the service line managed by the executive. For our other executives, the personal goals were generally tied to specific objectives within their area of responsibility. The personal goals are generally set at a level that are believed to be achievable with superior personal performance.

Each year our Compensation Committee sets an EPS target for our Company. Once the year is completed, Hub Group’s earnings per share are compared against the EPS target. If we meet the EPS target we pay the EPS portion of the award. If we do not meet our EPS target we do not pay any cash incentive related to EPS or we pay a reduced incentive based on a sliding scale. Our sliding scale goes down to zero and for 2006 started at our 2005 EPS. In the same way, our executives can earn, also on a sliding scale, up to twice their EPS target incentive if we substantially exceed our EPS target. For example, Mr. David Yeager’s target incentive was $334,874 for 2006. However, since our EPS was substantially above our EPS target, Mr. Yeager earned 200% of his target incentive or $669,748. For 2006, all executives received twice the target amount for the EPS part of their incentive due to our Company substantially exceeding the EPS target.

For 2006, Mr. White, Mr. Marsh and Mr. Maltby each received all of the annual cash incentive based on personal performance as they each met or exceeded their personal goals. Our Compensation Committee also granted Mr. Marsh an extra $50,000 of annual cash incentive due to his outstanding performance managing his service line. All cash compensation is approved by our Compensation Committee before it is paid to our executive officers.

Long-Term Equity Incentives. The Company’s Long-Term Equity Incentive Program serves to reward executive performance that successfully executes the Company’s long-term business strategy and builds stockholder value. The program allows for the awarding of options and stock appreciation rights, restricted stock and performance units. The Long-Term Equity Incentive Program encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their ownership stake in the Company through grants of the Company’s Class A Common Stock. The Company maintains the Hub Group, Inc. 1996 Long-Term Incentive Plan, 1997 Long-Term Incentive Plan, 1999 Long-Term Incentive Plan and the Hub Group, Inc. 2002 Long-Term Incentive Plan.

    For the last few years, the Company has made an annual grant of restricted stock to its executive officers with a three year vesting period. The size of this grant was determined with the help of our outside compensation consultant and was generally designed to be competitive with the Compensation Peer Group. In October 2005, our Compensation Committee discussed the proposed restricted stock grants which would be part of the 2006 executive compensation package. After considering these grants, our Compensation Committee approved the grants in late December 2005. Starting with this December 2005 grant, our Compensation Committee agreed to keep the number of shares generally fixed for three years so that executives, like shareholders, will be directly impacted by changes in our stock price. For the 2007 compensation package and future years, our Compensation Committee decided to make the annual restricted stock grants in early January rather than in late December.

In conducting the compensation review at the end of 2005, our outside consultants and our Compensation Committee discussed the need for a substantial long-term incentive grant to motivate superior long-term performance. After discussing this issue for some time, on May 22, 2006, our Compensation Committee granted performance units to certain of our executive officers. In order for these performance units to be earned and converted to restricted stock on a one for one basis, Hub Group’s operating income for 2006, 2007 and 2008 must meet a specified performance target (the “Performance Target”). No restricted stock will be awarded and the performance units will be canceled and forfeited should we fail to meet the Performance Target. If our Performance Target is met, but not exceeded by a predetermined amount (the “Predetermined Amount”), the performance units will be earned, but our Compensation Committee will have the right to reduce to less than 100% the percentage of performance units earned. If our operating income exceeds the Performance Target by the Predetermined Amount or more, then the performance units will be fully earned and not subject to a downward adjustment. Should the executive officers receive restricted stock under this program, this restricted stock will be granted in early 2009 and then vests ratably as of the first business day of January in each of 2010, 2011 and 2012 provided the officer remains an employee of Hub Group on each of these vesting dates. At the time the performance units were granted, our Compensation Committee set the Performance Target at a level that exceeded the expected performance of the Company by a substantial amount and therefore at the time of grant the likelihood of achieving the Performance Target was not high. The performance units are designed to incent and reward the management team for achieving superior operating income growth over this three year period.

Our Compensation Committee has delegated to our Chief Executive Officer the ability to grant $500,000 of restricted stock to non-executive officers each year. Our Chief Executive Officer grants this stock from time to time to new hires or in connection with a promotion or outstanding performance by current employees. The Company has not granted any stock options since 2003 and does not currently have plans to issue additional options.

Perquisites and Other Compensation

Our Company provides executive officers with perquisites and other personal benefits that the Company and our Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The perquisites we provided in 2006 are as follows. All of our named executive officers participated in our 401(k) plan and received matching funds up to the federally allowed maximum match. We maintain $50,000 of life insurance on all of our executive officers. The Company maintains a deferred compensation plan and provides a matching contribution to participants. The Company also makes available to its executive officers an annual physical at a local hospital. The Company allows personal use of its fractional airplane interests by certain executive officers. Personal use of our aircraft interest requires approval by the Chief Executive Officer. Our executives must reimburse the Company for their personal use of our aircraft interest at the Standard Industry Fare Level plus either 20% or 30% depending on the aircraft.

Retirement and Other Benefits

Pension Benefits

We do not provide pension arrangements or subsidized post-retirement health coverage for our executives or employees.

Non-Qualified Deferred Compensation

    Our executive officers, in addition to certain other key managerial employees, are entitled to participate in the Hub Group, Inc. Non-Qualified Deferred Compensation Plan. Pursuant to this plan, eligible employees can defer certain compensation on a pre-tax basis. The Hub Group, Inc. Non-Qualified Deferred Compensation Plan is discussed in further detail under the heading “Nonqualified Deferred Compensation” on page 19.

Other Post-Employment Payments

All of our executive officers are employees-at-will and as such do not have employment contracts with us. Certain payments will be made upon a change of control or the retirement of our executive officers. These payments are discussed in further detail under “Potential Payouts upon Termination or Change of Control” on page 21.

Ownership Guidelines

    To directly align the interests of executive officers with the interests of the stockholders, in the fall of 2006 our Board adopted a policy that requires each executive officer to maintain a minimum ownership interest in the Company. Each executive officer must own Company stock with a value of at least two times their base annual salary. Each executive officer has five years to meet this requirement. Until they do, executive officers must retain a minimum of 25% of the stock granted to them in any one year. Our independent Directors have also agreed to maintain stock valued at twice their annual retainer.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the Company’s deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. The policy of our Compensation Committee with respect to section 162(m) is to establish and maintain a compensation program which will optimize the deductibility of compensation. Our Compensation Committee, however, reserves the right to use its judgment, where merited by our Compensation Committee’s need to respond to changing business conditions or by an executive officer’s individual performance, to authorize compensation which may not, in a specific case, be fully deductible to the Company. For 2006, the amount of base salary in excess of $1 million for the named executive officers was not deductible for federal income tax purposes.

Section 274(e) of the Code limits the Company's deduction for expenses allocated to certain personal use of its fractional airplane interests. For 2006, such expenses not reimbursed to the Company were not deductible for federal income tax purposes.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 19 under the heading “Nonqualified Deferred Compensation”.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement No. 123(R). Prior to January 1, 2006, the Company accounted for its stock-based compensation plans under the recognition and measurement provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, as permitted by Statement of Financial Accounting Standard (SFAS) No. 123 "Accounting for Stock-Based Compensation."

SUMMARY COMPENSATION TABLE

  The following table sets forth a summary of the annual, long-term and other compensation for services rendered to the Company for the fiscal year ended December 31, 2006 paid or awarded to those persons who were, at December 31, 2006: (i) the Company’s chief executive officer, (ii) the Company’s chief financial officer and (iii) the Company’s three most highly compensated executive officers other than the chief executive officer and chief financial officer (collectively, together with the Company’s chief executive officer and chief financial officer, the “Named Executive Officers”).
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion(2) ($)	Change in Pension Value and Nonquali-fied Deferred Compensation Earnings(3) ($)	All Other Compensation ($)	Total ($)
David P. Yeager Vice Chairman and Chief Executive Officer	2006	558,123	--	219,351	--	669,748	43,204	115,392(4)(5)	1,605,818
Mark A. Yeager President and Chief Operating Officer	2006	387,853	--	216,217	--	465,424	31,840	47,228(5)(6)	1,148,562
Thomas M. White Sr. Vice President, Treasurer and Chief Financial Officer	2006	349,211	--	181,762	--	335,243	2,210	25,870(5)(7)	894,296
David L. Marsh Executive Vice President -Highway	2006	270,375	--	136,115	--	309,560	6,449	19,937(8)	742,436
Donald G. Maltby Executive Vice President -Logistics	2006	265,225	--	122,226	--	254,616	2,669	22,480(9)	667,216

  (1) Consists of amounts expensed in 2006 in accordance with FASB Statement No. 123(R) with respect to restricted stock awards made by our Company to our executives in 2003, 2004 and 2005 each with a vesting period of three years.

(2) In addition to salary, our Compensation Committee provides an annual cash incentive. Our annual cash incentive is determined with the assistance of third party survey data and the value of the target award is generally set at 60% of the executive’s annual salary. This incentive is based solely on earnings per share (“EPS”) for our Chief Executive Officer and President. For our other executive officers, this incentive is based on a combination of EPS (60%) and on individual performance compared against certain predetermined personal goals (40%). Each year our Compensation Committee sets an EPS target for our Company. Once the year is completed, Hub Group’s EPS is compared against the EPS target. If we meet the EPS target we pay the target incentive. If we do not meet our EPS target we do not pay any cash incentive related to EPS or we pay a reduced incentive based on a sliding scale. Our sliding scale goes down to zero and for 2006 started at our 2005 EPS. In the same way, our executives can earn up to twice their EPS target incentive if we substantially exceed our EPS target. For example, Mr. David Yeager’s target incentive was $334,874 for 2006. However, since our EPS was substantially above our EPS target, Mr. Yeager earned 200% of his target incentive or $669,748. All executives received twice the target amount for the EPS part of their incentive due to our Company substantially exceeding the EPS target. Mr. White, Mr. Marsh and Mr. Maltby each received all of the annual cash incentive based on personal performance as they each met or exceeded their personal goals. Mr. Marsh also received an extra $50,000 of annual cash incentive due to his outstanding performance managing his service line. All cash compensation is approved by the Compensation Committee before it is paid to our executive officers.

(3) Represents above market earnings on deferred compensation.

(4) Represents our Company’s matching contribution to the Section 401(k) plan of $6,600, the value of insurance premiums paid by the Company for term life insurance equal to $48, the vested match made to Mr. Yeager’s account in our original Deferred Compensation Plan equal to $16,174, the match made to Mr. Yeager’s account in our current Deferred Compensation Plan equal to $16,744, which match has not yet vested and will not vest until January 1, 2008, and the value of an executive physical equal to $2,582. Also represents Mr. Yeager’s personal use of our Company’s fractional airplane interests equal to $73,244.

(5) Personal use of our aircraft requires approval by the Chief Executive Officer. Our executives must reimburse the Company for their personal use of our aircraft interest at the Standard Industry Fare Level plus either 20% or 30% depending on the aircraft. We value the personal use of our aircraft interests as the difference between the amount paid by the executive to the Company for use of the plane and the aggregate incremental cost of using the plane. The incremental cost includes the hourly flight fee, all fuel charges, overnight fees, on-board catering, landing fees, parking fees, certain taxes and passenger ground transportation. We do not include in incremental costs the fixed costs that do not change based on personal usage, such as monthly management fees or the purchase or lease costs of our fractional interest in aircraft.

(6) Represents our Company’s matching contribution to the Section 401(k) plan of $6,600, the value of insurance premiums paid by the Company for term life insurance equal to $48, the vested match made to Mr. Yeager’s account in our original Deferred Compensation Plan equal to $7,277 and the match made to Mr. Yeager’s account in our current Deferred Compensation Plan equal to $11,636, which match has not yet vested and will not vest until January 1, 2008. Also represents Mr. Yeager’s personal use of our Company’s fractional airplane interests equal to $21,667.

(7) Represents our Company’s matching contribution to the Section 401(k) plan of $6,600, the value of insurance premiums paid by the Company for term life insurance equal to $48 and the match made to Mr. White’s account in our current Deferred Compensation Plan equal to $10,476, which match has not yet vested and will not vest until January 1, 2008. Also represents Mr. White’s personal use of our Company’s fractional airplane interests equal to $8,746. Mr. White resigned from the Company effective March 16, 2007.

(8) Represents our Company’s matching contribution to the Section 401(k) plan of $6,600, the value of insurance premiums paid by the Company for term life insurance equal to $48, the vested match made to Mr. Marsh’s account in our original Deferred Compensation Plan equal to $3,783, the match made to Mr. Marsh’s account in our current Deferred Compensation Plan equal to $8,111, which match has not yet vested and will not vest until January 1, 2008, and the value of an executive physical equal to $1,395.

(9) Represents our Company’s matching contribution to the Section 401(k) plan of $6,600, the value of insurance premiums paid by the Company for term life insurance equal to $48, the vested match made to Mr. Maltby’s account in our original Deferred Compensation Plan equal to $7,875 and the match made to Mr. Maltby’s account in our current Deferred Compensation Plan equal to $7,957, which match has not yet vested and will not vest until January 1, 2008.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David P. Yeager	5/22/2006	--	--	--	--	77,420	--	--	--	--	1,800,015
Mark A. Yeager	5/22/2006	--	--	--	--	64,516	--	--	--	--	1,499,997
Thomas M. White	5/22/2006	--	--	--	--	64,516	--	--	--	--	1,499,997
David L. Marsh	5/22/2006	--	--	--	--	43,010	--	--	--	--	999,983
Donald G. Maltby	5/22/2006	--	--	--	--	43,010	--	--	--	--	999,983

 (1) We do not have any multi-year non-equity incentive plan awards. Our non-equity incentive plan award is made on an annual basis based on a single year’s performance. Please see Footnote 2 to the Summary Compensation Table for a description of this plan.

(2) On May 22, 2006, our Compensation Committee granted performance units to certain of our executive officers. In order for these performance units to be earned and converted to restricted stock on a one for one basis, Hub Group’s operating income for 2006, 2007 and 2008 must meet a specified performance target (the “Performance Target”). No restricted stock will be awarded and the performance units will be canceled and forfeited should we fail to meet the Performance Target. If our Performance Target is met, but not exceeded by a predetermined amount (the “Predetermined Amount”), the performance units will be earned, but our Compensation Committee will have the right to reduce to less than 100% the percentage of performance units earned. If our operating income exceeds the Performance Target by the Predetermined Amount or more, then the performance units will be fully earned and not subject to a downward adjustment. Should the executive officers receive restricted stock under this program, this restricted stock will be granted in early 2009 and then vests ratably as of the first business day of January in each of 2010, 2011 and 2012 provided the officer remains an employee of Hub Group on each of these vesting dates. At the time the performance units were granted, the Compensation Committee set the Performance Target at a level that exceeded the expected performance of the Company by a substantial amount and therefore at the time of grant the likelihood of achieving the Performance Target was not high. The performance units are designed to incent and reward the management team for achieving superior operating income growth over this three year period. See Footnote 8 to our financial statements for a discussion of how we valued these awards.

Narrative Description for Summary Compensation and Grants of Plan-Based Awards Tables

As part of the annual compensation package, our Compensation Committee grants restricted stock to our executive officers. These awards are generally based on merit and third party survey data.

In December 2005, our Compensation Committee granted restricted stock to our executive officers that vests over three years. Mr. David Yeager received 20,692 restricted shares with a value on the date of grant of $350,005, Mr. Mark Yeager received 17,736 restricted shares with a value on the date of grant of $300,004, Mr. White received 14,780 restricted shares with a value on the date of grant of $250,004, Mr. Marsh received 11,824 restricted shares with a value on the date of grant of $200,003 and Mr. Matlby received 8,868 restricted shares with a value on the date of grant of $150,002. Although granted in late 2005, this restricted stock was part of each executive’s 2006 compensation package. Going forward, our Compensation Committee has elected to make its annual grants of restricted stock in early January rather than late December. The Compensation Committee agreed to keep the number of shares generally fixed for three years so that executives, like shareholders, will be directly impacted by changes in our stock price.

These restricted shares are entitled to dividends to the same extent as ordinary shares, but the dividends are restricted to the same extent as the underlying security. Once the restricted stock vests, any dividends paid on that stock also vest.

We do not have employment agreements with our executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David P. Yeager	--	--	--	--	--	13,794 (1)	380,025	77,420 (4)	2,132,921
Mark A. Yeager	--	--	--	--	--	3,861 (3) 11,824 (1)	106,371 325,751	64,516 (4)	1,777,416
Thomas M. White	--	--	--	--	--	1,332 (2) 2,574 (3) 9,853 (1)	36,697 70,914 271,450	64,516 (4)	1,777,416
David L. Marsh	800 28,600	-- --	-- --	2.70 1.82	02/09/2011 10/29/2012	1,930 (3) 7,882 (1)	53,172 217,149	43,010 (4)	1,184,926
Donald G. Maltby	--	--	--	--	--	1,930 (3) 5,912 (1)	53,172 162,876	43,010 (4)	1,184,926

(1) Restricted stock remaining from a grant made on December 21, 2005 that vests ratably annually on the date of grant over three years.

(2) Restricted stock remaining from a grant made on May 13, 2004 that vests ratably annually on the date of grant over three years.

(3) Restricted stock remaining from a grant made on December 30, 2004 that vests ratably annually on the date of grant over three years.

(4) See Footnote 2 to the Grants of Plan-Based Awards Table for an explanation of this item.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David P. Yeager	300,000	6,227,127	50,632	1,380,346
Mark A. Yeager	214,000	4,577,769	37,973	1,035,900
Thomas M. White	55,000	1,111,470	31,835	863,652
David L. Marsh	--	--	17,806	495,987
Donald G. Maltby	50,000	953,451	16,820	469,404

NONQUALIFIED DEFERRED COMPENSATION

Original Deferred Compensation Plan

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
David P. Yeager	--	--	100,475	--	1,027,108
Mark A. Yeager	--	--	74,047	--	746,952
Thomas M. White	--	--	5,139	--	61,910
David L. Marsh	--	--	14,998	--	161,715
Donald G. Maltby	--	--	6,207	--	117,193

(1) That portion of the interest that is above market is included in Change in Pension Value and Nonqualified Deferred Compensation Earnings in the Summary Compensation Table. A portion of the earnings is interest earned on a matching contribution that has not yet vested and is subject to forfeiture. The amount of interest reported that is subject to forfeiture is $4,508 for Mr. David Yeager, $2,656 for Mr. Mark Yeager, $1,620 for Mr. White, $1,606 for Mr. Marsh and $1,645 for Mr. Maltby.

(2) Prior to 2006 we did not track the portion of the aggregate balance that was previously reported as compensation in the Summary Compensation Table. The amount of compensation in the aggregate balance that was reported as compensation in the 2006 Summary Compensation Table is $59,378 for Mr. David Yeager, $39,117 for Mr. Mark Yeager, $2,210 for Mr. White, $10,232 for Mr. Marsh and $10,544 for Mr. Maltby.

Current Deferred Compensation Plan
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
David P. Yeager	111,624	16,744	30,830	--	275,354
Mark A. Yeager	58,178	11,636	17,762	--	208,101
Thomas M. White	34,921	10,476	10,409	--	97,193
David L. Marsh	40,556	8,111	10,822	--	100,711
Donald G. Maltby	15,914	7,957	5,290	--	56,901

(1) Executive contributions are included in Salary in the Summary Compensation Table.

(2) Our Company contributions are a match made subject to a cliff vesting requirement as more fully explained below. Our Company contributions are included in All Other Compensation in the Summary Compensation Table.

(3) None of these earnings are included in the Summary Compensation Table as these are earnings on investments made in various commonly available investment vehicles.

(4) Prior to 2006 we did not track the portion of the aggregate balance that was previously reported as compensation in the Summary Compensation Table. The amount of compensation in the aggregate balance that was reported as compensation in the 2006 Summary Compensation Table is $128,368 for Mr. David Yeager, $69,814 for Mr. Mark Yeager, $45,397 for Mr. White, $48,667 for Mr. Marsh and $23,871 for Mr. Maltby.

We maintain two non-qualified deferred compensation plans. Our Compensation Committee adopted our first plan with an effective date of January 1, 2000 (“Original Plan”). We allowed a select group and management and highly compensated employees to make contributions to our Original Plan through 2004. Our Compensation Committee adopted a new non-qualified deferred compensation plan effective January 1, 2005 (“Current Plan”). We allowed a select group of management and highly compensated employees to make contributions to our Current Plan beginning in 2005.

Our Original Plan is not funded and provides for a fixed rate of return on our employees’ deferrals and any match by our Company. We provided participants with a fixed rate of return of 10% for contributions made in 2000 and 2001 and 8% for contributions made in 2002, 2003 and 2004. Participating employees could contribute up to 15% of their cash compensation under the Original Plan. The Original Plan also included a match by our Company. The match is equal to 50% of the first 6% of contributions to the plan with a maximum match equivalent to 3% of base salary. The match is subject to a five year cliff vest measured from the date of the contribution. For example, if the employee made a contribution in 2000, the match vested if the employee was still employed on January 1, 2005. Subject to certain exceptions, we also pay interest on the match at the same rate as the interest paid on the employees’ contribution. The interest on the match is subject to forfeiture if the underlying match is forfeited and vests when our match vests. Any deferral, including the match and all interest, made under the Original Plan will be paid out upon the earlier of (i) the termination of such employee’s employment or (ii) the payout date originally selected by the employee.

    Our Current Plan is funded and does not provide for a fixed rate of return. Each participating employee selects from a range of investment options. We then provide an investment return equal to the return from the selected investment options. The investment options which may be selected by the participating employees track commonly available investment vehicles, including mutual funds, bond funds and money market funds. Participating employees can contribute up to 50% of their salary and up to 100% of their annual cash incentive under the Current Plan.

    The Current Plan also includes a match by our Company. The match is equal to 50% of the first 6% of contributions to the plan with a maximum match equivalent to 3% of base salary. Each annual match vests once the employee achieves three years of service, however, all employees’ years of service were reset to zero as of January 1, 2005 for purposes of this match. For example, an employee who was hired on January 1, 1990 would be deemed to have zero years of service on January 1, 2005 for purposes of the Current Plan. If the employee participated in the Current Plan in 2005, 2006 and 2007 his Company match for the all three years would vest on January 1, 2008. The Company match, if vested, and earnings thereon, is paid out seven months after separation from service in either a lump sum or over a period of up to ten years, at the employee’s election. The employee’s contributions, and earnings thereon, are paid out upon separation from service or at a predetermined date and may be paid out in a lump sum or over a period of up to ten years. The match is subject to forfeiture if the participant leaves the Company and goes to work for a competitor.

Potential Payouts Upon Termination or Change of Control

David P. Yeager, Vice Chairman and CEO

Change of Control

Mr. Yeager has been granted performance units and various awards of restricted stock under our Long-Term Incentive Plans. Pursuant to his award agreements, this restricted stock vests upon a change of control and these performance units will be fully earned and the corresponding restricted stock will be granted and immediately vest upon a change of control. As of December 31, 2006, Mr. Yeager owned 77,420 performance units and 13,794 shares of restricted stock. Assuming the triggering event took place on the last business day of 2006, the value of the performance units and restricted stock would be $2,512,946.

Mr. Yeager is a participant in both of our deferred compensation plans. Our Original Plan provides for the vesting of the Company match and any interest thereon upon a change of control. Our Current Plan provides for the vesting of the Company match and any earnings thereon upon a change of control. Assuming a change of control as defined under these plans occurred on December 31, 2006, a total of $73,947 worth of Company matching contributions and interest or earnings thereon would have vested.

Retirement

Upon retirement, which is defined as the termination of employment on or after the age of 55, Mr. Yeager would be entitled to immediate vesting of any non-vested employer match and interest thereon under our Original Deferred Compensation Plan. As of December 31, 2006, Mr. Yeager was 53 years old and therefore does not at this time qualify for this benefit.

Mark A. Yeager, President and COO

Change of Control

Mr. Yeager has been granted performance units and various awards of restricted stock under our Long-Term Incentive Plans. Pursuant to his award agreements, this restricted stock vests upon a change of control and these performance units will be fully earned and the corresponding restricted stock will be granted and immediately vest upon a change of control. As of December 31, 2006, Mr. Yeager owned 64,516 performance units and 15,685 shares of restricted stock. Assuming the triggering event took place on the last business day of 2006, the value of the performance units and restricted stock would be $2,209,538.

Mr. Yeager is a participant in both of our deferred compensation plans. Our Original Plan provides for the vesting of the Company match and any interest thereon upon a change of control. Our Current Plan provides for the vesting of the Company match and any earnings thereon upon a change of control. Assuming a change of control as defined under these plans occurred on December 31, 2006, a total of $44,725 worth of Company matching contributions and interest or earnings thereon would have vested.

Retirement

Upon retirement, which is defined as the termination of employment on or after the age of 55, Mr. Yeager would be entitled to immediate vesting of any non-vested employer match and interest thereon under our Original Deferred Compensation Plan. As of December 31, 2006, Mr. Yeager was 42 years old and therefore does not at this time qualify for this benefit.

Thomas M. White, Sr. Vice President, Treasurer and CFO

Mr. White is a party to an arrangement with our Company pursuant to which he will be paid one-year of base salary if (i) his employment is terminated within 12 months following a change in control or (ii) his position is eliminated within 12 months following a change in control and a like position is not offered within our Company. A change of control is deemed to occur for these purposes when there has been a change to the majority voting position in the Company. Assuming the triggering events set forth above took place on December 31, 2006, Mr. White would have received a cash payment of $349,211.

Change of Control

Mr. White has been granted performance units and various awards of restricted stock under our Long-Term Incentive Plans. Pursuant to his award agreements, this restricted stock vests upon a change of control and these performance units will be fully earned and the corresponding restricted stock will be granted and immediately vest upon a change of control. As of December 31, 2006, Mr. White owned 64,516 performance units and 13,759 shares of restricted stock. Assuming the triggering event took place on the last business day of 2006, the value of the performance units and restricted stock would be $2,156,477.

Mr. White is a participant in both of our deferred compensation plans. Our Original Plan provides for the vesting of the Company match and any interest thereon upon a change of control. Our Current Plan provides for the vesting of the Company match and any earnings thereon upon a change of control. Assuming a change of control as defined under these plans occurred on December 31, 2006, a total of $31,207 worth of Company matching contributions and interest or earnings thereon would have vested.

Retirement

Upon retirement, which is defined as the termination of employment on or after the age of 55, Mr. White would be entitled to immediate vesting of any non-vested employer match and interest thereon under our Original Deferred Compensation Plan. As of December 31, 2006, Mr. White was 49 years old and therefore does not at this time qualify for this benefit.

David L. Marsh, Executive Vice President-Highway

Change of Control

Mr. Marsh has been granted performance units and various awards of restricted stock under our Long-Term Incentive Plans. Pursuant to his award agreements, this restricted stock vests upon a change of control and these performance units will be fully earned and the corresponding restricted stock will be granted and immediately vest upon a change of control. As of December 31, 2006, Mr. Marsh owned 43,010 performance units and 9,812 shares of restricted stock. Assuming the triggering event took place on the last business day of 2006, the value of the performance units and restricted stock would be $1,455,247.

Mr. Marsh is a participant in both of our deferred compensation plans. Our Original Plan provides for the vesting of the Company match and any interest thereon upon a change of control. Our Current Plan provides for the vesting of the Company match and any earnings thereon upon a change of control. Assuming a change of control as defined under these plans occurred on December 31, 2006, a total of $28,677 worth of Company matching contributions and interest or earnings thereon would have vested.

Retirement

Upon retirement, which is defined as the termination of employment on or after the age of 55, Mr. Marsh would be entitled to immediate vesting of any non-vested employer match and interest thereon under our Original Deferred Compensation Plan. As of December 31, 2006, Mr. Marsh was 39 years old and therefore does not at this time qualify for this benefit.

Donald G. Maltby, Executive Vice President-Logistics

Change of Control

Mr. Maltby has been granted performance units and various awards of restricted stock under our Long-Term Incentive Plans. Pursuant to his award agreements, this restricted stock vests upon a change of control and these performance units will be fully earned and the corresponding restricted stock will be granted and immediately vest upon a change of control. As of December 31, 2006, Mr. Maltby owned 43,010 performance units and 7,842 shares of restricted stock. Assuming the triggering event took place on the last business day of 2006, the value of the performance units and restricted stock would be $1,400,974.

Mr. Maltby is a participant in both of our deferred compensation plans. Our Original Plan provides for the vesting of the Company match and any interest thereon upon a change of control. Our Current Plan provides for the vesting of the Company match and any earnings thereon upon a change of control. Assuming a change of control as defined under these plans occurred on December 31, 2006, a total of $29,190 worth of Company matching contributions and interest or earnings thereon would have vested.

Retirement

Upon retirement, which is defined as the termination of employment on or after the age of 55, Mr. Maltby would be entitled to immediate vesting of any non-vested employer match and interest thereon under our Original Deferred Compensation Plan. As of December 31, 2006, Mr. Maltby was 52 years old and therefore does not at this time qualify for this benefit.

Definition of “Change of Control”

For purposes of the foregoing discussion, a change of control under the Original Deferred Compensation Plan is defined as a change in the ownership or effective control of the Company, or a substantial portion of the Company’s assets as defined in section 409A of the Internal Revenue Code of 1986, as amended from time to time. Under all other plans described above a change of control is defined for these purposes as a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows: (i) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) who is not as of the date of this grant but later becomes a beneficial owner, directly or indirectly, of stock of the Company representing 30 percent or more of the total voting power of the Company's then outstanding stock; or (ii) A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board. In case of a tender offer described in this paragraph, the change in control will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of the Company with 25 percent or more of the total voting power of the Company's stock, or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of the Company's stock when the offer terminates; or (iii) Individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation for services rendered to the Company for the fiscal year ended December 31, 2006 for the Company’s independent directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Gary D. Eppen	50,000	58,231	--	--	--	1,388(1)	109,619
Charles R. Reaves	50,000	58,231	--	--	--	--	108,231
Martin P. Slark	50,000	58,231	--	--	--	--	108,231

(1) Mr. Eppen contributed to our Deferred Compensation Plan in 2006 and received a match of $1,388 for 2006. This match is subject to the plan’s vesting requirements and will not be fully vested until January 1, 2008.

Mr. Eppen has no options, 1,544 shares of restricted stock remaining from a grant made on December 30, 2004 that vests ratably over three years and 2,365 shares of restricted stock remaining from a grant made on December 21, 2005 that vests ratably over three years. Mr. Slark has 48,000 exercisable options and 1,544 shares of restricted stock remaining from a grant made on December 30, 2004 that vests ratably over three years and 2,365 shares of restricted stock remaining from a grant made on December 21, 2005 that vests ratably over three years. Mr. Reaves has 96,000 exercisable options and 1,544 shares of restricted stock remaining from a grant made on December 30, 2004 that vests ratably over three years and 2,365 shares of restricted stock remaining from a grant made on December 21, 2005 that vests ratably over three years.

Directors who are not employees of the Company received $50,000 for serving as a director during 2006. Directors who are employees of the Company do not receive additional compensation for such services. Both employee and non-employee directors are reimbursed for their travel and other expenses incurred in connection with attending meetings of the Board of Directors or committees thereof. In connection with their 2006 compensation package, on December 21, 2005, Messrs. Eppen, Reaves and Slark each received a grant of 3,548 shares of restricted Class A Common Stock. This restricted stock vests ratably over a three-year period.

Compensation Committee Report

This report is submitted by the Compensation Committee of the Board of Directors.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and has recommended to the Board that it be included in this Proxy Statement.

                    COMPENSATION COMMITTEE

                    Gary D. Eppen
                    Charles R. Reaves
                    Martin P. Slark, Chairman

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s quarterly and annual audited financial statements with management and with Ernst & Young, LLP, the Company’s independent public accountants. The Company has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has also received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, regarding their independence. The Audit Committee has discussed with Ernst & Young LLP their independence and considered whether the provision of non-audit services referred to under “Independent Public Accountants” on page 37 is compatible with maintaining their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the December 31, 2006 audited financial statements be included in the Company’s Annual Report on Form 10-K for 2006.

                AUDIT COMMITTEE

                Gary D. Eppen, Chairman
                Charles R. Reaves
                Martin P. Slark

PROPOSAL #1: AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF CAPITAL STOCK

On February 22, 2007, the Company’s Board of Directors unanimously approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock and voted to authorize the submission of the amendment to the Company’s stockholders at the Annual Meeting.

The Company’s Certificate of Incorporation currently authorizes the issuance of a total of 50,000,000 shares of stock, consisting of 47,337,700 shares of Class A Common Stock, par value $0.01 per share, 662,300 shares of Class B Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $0.01 per share. The proposed amendment would increase the total number of authorized shares of capital stock to 100,000,000 shares and would increase the number of authorized shares of Class A Common Stock to 97,337,700 shares.

As of March 12, 2007, 39,242,460 shares of Class A Common Stock, 662,296 shares of Class B Common Stock and no shares of Preferred Stock were outstanding. As of February 27, 2007, 700,907 shares of Class A Common Stock are reserved for issuance pursuant to the Company’s 1999 and 2002 Long-Term Incentive Plans.

The full text of the proposed amendment is set forth in Appendix A to this Proxy Statement. The newly authorized shares of Class A Common Stock will constitute additional shares of the existing Class A Common Stock and, if and when issued, will have the same rights and privileges as the shares of Class A Common Stock currently authorized. The number of authorized shares of Class B Common Stock and Preferred Stock would not be affected. This amendment and the creation of additional shares of authorized shares of Class A Common Stock will not alter the current number of issued shares.

The increase in the number of authorized but unissued shares of Class A Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for various purposes, such as, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs, raising additional capital for ongoing operations and other corporate purposes.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized, except pursuant to the Company’s 1999 and 2002 Long-Term Incentive Plan and its amended and restated 2002 Long-Term Incentive Plan that shareholders are being asked to approve at this Annual Meeting.

Anti-Takeover Effects of the Proposed Amendment

The proposed increase in the authorized number of shares of Class A Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in the authorized number of shares of Class A Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change of control of the Company without further action by the stockholders. Shares of authorized and unissued Class A Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change of control of the Company more difficult, and therefore less likely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover scenario.

In addition, the increased shares authorized by the proposed amendment could permit the Board of Directors to issue Class A Common Stock to persons supportive of management's position. Such persons might then be in a position to vote to prevent or delay a proposed business combination that is deemed unacceptable to the Board of Directors, although perceived to be desirable by some stockholders. Any such issuance could provide management with a means to block any vote that might be used to effect a business combination in accordance with the Certificate of Incorporation. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Additional Effects of the Issuance of Shares of Class A Common Stock

Stockholders should recognize that an issuance of additional Class A Common Stock will generally have the effect of diluting the earnings per share and book value per share of outstanding shares of Class A Common Stock and the equity and voting rights of holders of shares of Class A Common Stock and Class B Common Stock. The issuance of shares of Class A Common Stock as a stock dividend will result in an increase in the number of votes per share of Class B Common Stock so that the Class B Common Stockholders maintain their relative percentage voting power that existed prior to the stock dividend.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the proposed amendment and has determined that the increase in authorized Class A Common Stock is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT.

The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a class, is required to approve the proposed amendment. Any shares not voted (whether by abstention or broker non-votes) will have the effect of a vote against the proposed amendment.

PROPOSAL #2: APPROVAL OF AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN
(As Amended and Restated effective May 7, 2007)

 Introduction

   Hub Group’s shareholders are asked to approve an amendment and restatement of the Hub Group, Inc. 2002 Long-Term Incentive Plan (the “Plan”). The Plan was first adopted by the Board of Directors of Hub Group (the “Board of Directors”) effective as of April 4, 2002, subject to shareholder approval, which was subsequently received. The Plan was amended and restated, effective December 3, 2003, and was subsequently approved by the Company’s shareholders. On February 22, 2007, the Board of Directors approved the amendment and restatement of the Plan (the “Amendment and Restatement”), to be effective as of May 7, 2007, subject to shareholder approval. The Amendment and Restatement will increase the number of shares available for issuance under the Plan by 1,000,000 shares (“Additional Shares”) of common stock of the Company, which shares shall be in addition to the 4,400,000 shares previously reserved. 1 As of February 27, 2007, there are approximately 652,586 shares remaining for issuance under the Plan prior to approval of the Amendment and Restatement. The approval of the Amendment and Restatement will bring the total number of shares remaining available for issuance under the Plan to approximately 1,652,586 shares. The Plan is unlimited in duration and will remain in effect as long as any awards are outstanding. However, no awards may be granted under the Plan more than ten years from the date the Plan was adopted. The Amendment and Restatement will extend the ten-year period during which awards may be granted under the Plan to the tenth anniversary of the Amendment and Restatement effective date, which tenth anniversary is May 7, 2017. The Amendment and Restatement will also increase the total cash value of awards, other than options and stock appreciation rights, intended to be “performance-based compensation” (as described below) that may be granted to any one individual during a fiscal year. The Amendment and Restatement will modify the Plan as follows:

•	Section 6.2(b) will be modified to change the number of shares of common stock from 4,400,000 to 5,400,000.

•
Section 6.1 will be modified to extend the period during which awards may be granted under the Plan to the tenth anniversary of the Amendment and Restatement effective date, which tenth anniversary is May 7, 2017.

•
Section 6.2(e)(ii) will be modified to change from $5,000,000 to $10,000,000, the limit on performance-based awards, other than options and stock appreciation rights, denominated in cash value that may be granted to any one individual during a fiscal year.

   A summary of the material terms of the Plan as amended and restated is contained below. This summary should be read with and is subject to the specific provisions of the Plan. The full text of the Plan is attached as Appendix B to this 2007 Proxy Statement of the Company. All provisions of the Plan remain in effect, with the only material amendment being the Amendment and Restatement described above to reflect the Additional Shares.

General Description

        The purpose of the Plan is to (a) attract and retain key executive and managerial employees; (b) attract and retain the services of experienced and knowledgeable directors; (c) motivate participating employees by means of appropriate incentives to achieve long-range goals; (d) provide incentive compensation opportunities that are competitive with those of other corporations; and (e) further identify participants’ interests with those of the Company’s other shareholders through compensation that is based on the price appreciation of common stock of the Company, and thereby promote the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

_________________________________
1  When the Plan was last approved by the Company’s shareholders, the total number of shares reserved under the Plan was 1,100,000. Since that time, the Board of Directors approved a two-for-one stock split that was paid on May 11, 2005, and a two-for-one stock split that was paid on June 6, 2006. Shares and share limits under the Plan have been adjusted in accordance with Section 6.3 of the Plan to reflect such splits. As adjusted, the number of shares reserved under the Plan prior to the Amendment and Restatement is 4,400,000.

        A committee (the “Committee”) comprised of members of the Board of Directors, and selected by the Board of Directors, administers the Plan. Currently, the Compensation Committee of the Board of Directors serves as the “Committee.” The Committee determines, from time to time, from among the employees who are key executives or managerial employees of Hub Group and its related companies (as defined in the Plan) or non-employee Directors of the Company (“Eligible Directors”), those employees or Directors who will receive awards under the Plan and thereby become participants in the Plan. The Committee may grant to employees non-qualified stock and incentive stock options, stock appreciation rights (“SARs”), restricted stock and performance units, subject to the terms and conditions established by the Committee. Based upon the recommendation of Directors who are not Eligible Directors, the Board may grant to Eligible Directors non-qualified stock options, SARs, restricted stock award and performance units.

        The number of shares of Hub Group common stock which may be issued or granted under the Plan with respect to all participants shall not exceed 5,400,000 shares in the aggregate. Any shares of Hub Group common stock covered by an award that expires, is forfeited or is terminated for any reason without issuance of the shares may again become subject to awards under the Plan. In addition, the number of shares of Hub Group common stock that may be issued or granted under the Plan is subject to equitable adjustment in the event of a reorganization, recapitalization, stock dividend, stock split, or other capital readjustment of Hub Group common stock, and is subject to the ability to award again shares that were subject to an award but were not delivered.

        The number of shares of Hub Group common stock which may be issued under the Plan with respect to options and stock appreciation rights awarded to any one participant during any one fiscal year of the Company may not exceed 1,000,000. The number of shares of Hub Group common stock which may be issued under the Plan with respect to awards, other than options and SARs, which are intended to be “performance based compensation” (as that term is used in section 162(m) of the Code) granted to any one participant during any one fiscal year of the Company may not exceed 1,000,000. If such awards are denominated in cash value, no more than $10,000,000 may be subject to such awards granted to any one participant during any one fiscal year of the Company. The Hub Group common stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Committee, an award under the Plan may be settled through cash payments, the delivery of Hub Group common stock, the granting of replacement awards, or any combination of the foregoing.

        The Plan is unlimited in duration, and in the event of Plan termination, will remain in effect as long as any awards under it are outstanding; provided, however, that no new award shall be made under the Plan on a date that is more than ten years from the Amendment and Restatement effective date, which date is May 7, 2017. The Plan may be amended or terminated at any time by the Board of Directors, without the consent of shareholders; provided, however, that no such amendment or termination may adversely affect the rights of any participant or beneficiary under any award made under the Plan prior to the date such amendment is adopted by the Board of Directors.

        The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

        Awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution; provided that once the participant is in receipt of the common stock under an award and all restrictions on the award have lapsed, then the common stock awarded is transferable. Notwithstanding the foregoing, the Committee may permit awards to be transferred to or for the benefit of the participant’s family, subject to such limits as the Committee may establish.

        Termination provisions in the event of death or termination of employment shall be in accordance with the restrictions and conditions contained in the individual awards; provided, however, that if a participant’s termination of employment (or termination of service, in the case of an Eligible Director) occurs on account of retirement, death or disability, awards may expire no later than the one year anniversary of the termination and if the participant’s termination of employment (or termination of service in the case of an Eligible Director) occurs for other reasons, awards may expire no later than 60 days after such termination.

        The employees of the Company and related companies are eligible to become participants in the Plan. As of December 31, 2006, there were approximately 1,513 employees of the Company and related companies. As of February 27, 2007, 2,218,000 options and 1,095,902 shares of Restricted Stock have been granted under the Plan of which 118,000 options and 42,030 shares of Restricted Stock have been cancelled and such shares are again available for future issuance.

Equity Compensation Plan Information

        The following chart contains certain information regarding the Company’s Long-Term Incentive Plans (including the Plan and the Company’s 1999 Long Term Incentive Plan) as of February 27, 2007, prior to the proposed amendment.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)2	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))3

Equity compensation plans approved by security holders	754,596	$2.24	700,907

Equity compensation plans not approved by security holders	--	--	--

Total	754,596	$2.24	700,907

Stock Options

        The Committee may determine the type and terms of stock options granted pursuant to the Plan to participants who are employees, provided that such options are either non-qualified stock options or incentive stock options (within the meaning of Section 422 of the Code); and provided that (1) the option price per share shall not be less than the greater of (a) the fair market value of a share of Hub Group common stock on the date the option is granted or (b) the par value of a share of Hub Group common stock on such date, and (2) each option must expire not later than 10 years after the date of grant. Generally, no option may be exercised by a participant prior to the date the participant completes one continuous year of employment with the Company or a related company after the date as of which the option is granted (provided that the Committee may permit earlier exercise following the participant’s termination of employment (or service in the case of a director) or by reason of death or disability). The exercise of any option will result in the surrender of any SARs granted in tandem therewith.

        If a participant elects to exercise an option by paying all or a portion of the purchase price in common stock, as permitted and in accordance with the terms of the Plan, then such participant may, in the Committee’s discretion, be issued a new option to purchase additional shares of common stock equal to the number of shares of common stock surrendered to the Company in such payment. Such new option shall have a purchase price equal to the fair market value per share on the date such new option is granted, shall first be exercisable six months from the date of grant of the new option and shall have an expiration date on the same date as the expiration date of the original option so exercised by payment of the purchase price in shares of common stock.
___________________________________
2 This represents securities to be issued upon exercise of stock options. We have no outstanding warrants or stock appreciation rights. This does not include any securities to be issued if the 593,542 performance units granted in 2006 are earned.

3 The number of securities reserved for future issuance under equity compensation plans has been reduced by 593,542 shares of Restricted Stock in connection with the performance units granted in 2006 that will be delivered upon successful achievement of certain performance goals. To the extent that those shares of Restricted Stock are not delivered because the award is forfeited or cancelled, such shares shall not be deemed to have been delivered for purposes of determining the securities remaining available for future issuance and shall be available for future grant.

        The Committee may award dividend equivalents with respect to non-qualified stock options and, subject to the limitations of the Code, with respect to incentive stock options. The award of dividend equivalents shall permit the participant to earn an amount equal to the dividends payable with respect to the number of shares of common stock subject to the option for the period the option is outstanding and unexercised. The right to payment of such earned dividends shall be subject to such restrictions and limitations as may be imposed by the Committee.

        The Board of Directors may award non-qualified stock options pursuant to the Plan to participants who are Eligible Directors. Generally, the terms of such non qualified stock options are determined by the Board of Directors, subject to the same terms and conditions described above with respect to stock options awarded to participants who are employees.

Stock Appreciation Rights

        The Committee may award SARs in connection with all or any portion of a previously or contemporaneously granted option or not in connection with an option, in such number and on such terms as the Committee may decide. If an SAR is granted in connection with an option, then in the discretion of the Committee, the SAR may, but need not, be granted in tandem with the option. The SAR must expire no later than 10 years after the date of grant, or if granted in tandem with an option, the expiration date of the related option. Generally, no SAR may be exercised by a participant prior to the date the participant has completed one continuous year of employment with the Company after the date as of which the SAR is granted (provided that the Committee may permit earlier exercise following the participant’s termination of employment by death or disability). An SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds a specified price, which price shall not be less than 100% of the fair market value of a share of Hub Group common stock at the time the SAR is granted, or if granted in tandem with an option, the exercise price with respect to shares under the tandem option. Such amount shall be payable in Hub Group common stock, in cash, or in a combination thereof, as determined by the Committee. The exercise of an SAR will result in the surrender of corresponding rights under the tandem option.

        The Committee may award dividend equivalents with respect to SARs. The award of dividend equivalents shall permit the participant to earn an amount equal to the dividends payable with respect to the number of shares of Stock that are subject to the SARs for the period the SARs are outstanding and unexercised. The right to payment of such earned dividends shall be subject to such restrictions and limitations as may be imposed by the Committee.

        Eligible Directors may also be granted SARs under the Plan under the terms and conditions described above.

Restricted Stock

        The Committee may award to participants shares of Hub Group common stock which are subject to certain restrictions as may be determined by the Committee (“Restricted Stock”); provided that Restricted Stock awarded under the Plan may generally not be sold, assigned, transferred, pledged or otherwise encumbered for a period of not less than one year after the time of the grant of such shares (the “Restricted Period”); and provided further that a participant who terminates employment prior to the end of the Restricted Period will forfeit all shares of Restricted Stock that remain subject to restrictions. The Committee may, in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a participant or group of participants, but the length of the Restricted Period shall generally not be less than one year.

          Eligible Directors may also be granted Restricted Stock under the Plan under the terms and conditions described above.

Performance Units

        The Committee may award performance units to participants under the Plan, subject to such conditions and restrictions as may be determined by the Committee. The award of performance units entitles the participant to receive value for the units at the end of a performance period to the extent provided under the award. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial award are met.

        The Committee shall designate the participants to whom performance units are to be granted, the term of the performance period, and other terms and conditions of the award. The Committee will compare the actual performance to the performance measures established for the performance period and determine the number of units to be paid and their value. Payment for units earned shall be wholly in cash, wholly in common stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee shall determine. The Committee will determine the number of earned units to be paid in cash and the number to be paid in common stock. For performance units valued when granted in shares of common stock, one share of common stock will be paid for each unit earned, or cash will be paid for each unit earned equal to either (a) the fair market value of a share of common stock at the end of the performance period or (b) the value of the common stock determined based on the average fair market value for a number of days determined by the Committee. For performance units valued when granted in cash, the value of each unit earned will be paid in its initial cash value, or shares of common stock will be distributed based on the cash value of the units earned divided by (a) the fair market value of a share of common stock at the end of the performance period or (b) the value of a share of common stock determined based on the average fair market value for a number of days determined by the Committee.

        If a participant’s termination of employment occurs during a performance period with respect to any performance shares granted to him, the Committee may determine that the participant will be entitled to receive all or any portion of the performance shares that he would otherwise receive, and may accelerate the determination and payment of the value of such performance shares or make such other adjustments as the Committee, in its sole discretion, deems desirable.

        Eligible Directors may also be granted performance units under the Plan under the terms and conditions described above.

Performance-Based Compensation

     Under section 162(m) of the Code, an income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. It is expected that options and SARs granted under the Plan will generally satisfy the requirements for “performance-based compensation.” The Committee may designate whether any awards other than options and SARs being granted to any participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such awards designated as intended to be “performance-based compensation” will be conditioned on achieving one or more performance measures, to the extent required by section 162(m) of the Code. The performance measures that may be used by the Committee for such awards will be based on any one or more of the following:

• earnings before income taxes (“EBIT”)	• return on assets (“ROA”)
• earnings before income taxes, depreciation and amortization (“EBITDA”)	• increase in revenue, operating or net cash flows
• earnings per share (“EPS”)	• cash flow return on investment
• return on investment (“ROI”)	• total shareholder return
• return on invested capital (“ROIC”)	• market share
• return on equity (“ROE”)	• net operating income
• return on invested capital	• operating income
• debt reload reduction	• net income
• economic value added	• expense management
• objectives meeting specific cost targets	• stock price and strategic business objectives
• goals relating to acquisitions or divestitures	• business expansion goals

    Performance goals may be based on the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group index. Partial achievement of the performance goals may result in a payment or vesting corresponding to the degree of achievement. In establishing any performance goals, the Committee may include or exclude special items identified in the Company’s quarterly or annual earnings releases.

U.S. Federal Income Tax Consequences

        Under present Federal income tax law, awards under the Plan will have the following tax consequences.

        A participant who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the participant makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to the participant, any gain or loss realized on a subsequent disposition of such shares will be treated as a capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If the holding period requirements are not satisfied, the participant will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or  (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction. In addition, the participant may be required to pay an alternative minimum tax on the amount of his tax preference items, if such tax exceeds the tax otherwise due, which amount of minimum tax paid may be available as a credit in future years to reduce subsequent tax liability. The exercise of an incentive stock option will generally result in an increase to alternative minimum taxable income, the basis on which the alternative minimum tax is computed, by the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price.

        A participant will not realize taxable income at the time of the grant of a non-qualified option. Upon exercise, however, of such non-qualified stock option, the participant will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of such shares, the participant will realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

        A participant will not realize taxable income at the time of the grant of a stock appreciation right. Upon exercise, however, the participant will realize ordinary income measured by the difference between the fair market value of the common stock of the Company on the applicable date of grant and the fair market value of such stock on the date of exercise. The Company will be entitled to a corresponding deduction in the year of exercise.

        A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the participant will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction. Dividends paid to the participant during the restriction period will also be compensation income to the participant and deductible as such by the Company. The participant may elect to be taxed at the time of grant of a restricted stock award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to such holder during the restriction period will be taxable as dividends to such holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If a participant who has made such an election subsequently forfeits the shares, he will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

        A participant who has been granted performance units will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The participant will have compensation income at the time of payment, and the Company will have a corresponding deduction.

Payment of Option Price with Shares of Company Common Stock

        The exercise of an incentive stock option through the exchange of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares which are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received upon such an exchange which are in excess of the number of shares given up will have a new holding period and, if cash was paid in addition to the shares exchanged, a basis equal to the amount of such cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

        If the exercise price of an incentive stock option is paid with shares of stock of the Company acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

        The exercise of a non-qualified stock option through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares which are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income. The excess shares will have a new holding period for capital gains purposes and a basis equal to the value of such shares determined at the time of exercise.

Withholding of Taxes

        The Company may deduct, from any payment under the Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to the Company prior to, and as a condition of, making such payment. The use of shares of Company common stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of such shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined. If previously owned shares of Company common stock are delivered by a participant to satisfy a withholding requirement, the disposition of such shares may result in the recognition of gain or loss by the participant for tax purposes.

Limitations on Deductions

        The Company’s income tax deduction for awards under the Plan may be unavailable if (i) the award is deemed to be in excess of reasonable compensation, (ii) the award fails to satisfy the requirements of section 162(m) of the Code that compensation in excess of $1 million be performance-based, or (iii) the award constitutes an excess parachute payment under section 280G of the Code.

Tax Advice

        The preceding discussion is based on Federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Other Information

        Approval of the Plan, as amended and restated, will require the affirmative vote of the holders of shares having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, with the result that shares which abstain from voting would count as votes against the Plan and broker non-votes would have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

PROPOSAL #3: APPROVAL OF 2006 PERFORMANCE-BASED AWARDS UNDER
2002 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective December 3, 2003)

Introduction

   Hub Group’s shareholders are asked to approve certain grants of performance units that were made under the Plan in 2006 and that are intended to constitute performance-based compensation.

2006 Grant of Performance Units

   On May 22, 2006, the Compensation Committee of the Board of Directors of the Hub Group granted certain of the Company’s officers performance units under the Plan as amended and restated effective December 3, 2003. The performance units entitle the recipients to receive Restricted Stock contingent upon the achievement of certain Company performance based on operating income. One share of Restricted Stock will be issued for each performance unit earned. In order for these performance units to be earned and converted to Restricted Stock on a one for one basis, Hub Group’s operating income for 2006, 2007 and 2008 must meet a specified performance target (the “Performance Target”). No Restricted Stock will be awarded and the performance units will be cancelled and forfeited should the Company fail to meet the specified Performance Target. In addition, if the shareholders do not approve the granting of these awards, the performance units will be cancelled and forfeited.

    If the Performance Target is met, but not exceeded by a pre-determined amount (the “Predetermined Amount”), the performance units will be earned but the Compensation Committee will have the right to reduce to less than 100% the percentage of performance units earned. If the operating income exceeds the Performance Target by the Predetermined Amount or more, then the performance units will be fully earned and not subject to a downward adjustment.

   Should the participants receive Restricted Stock under this program, this Restricted Stock will be granted in early 2009 and then will vest ratably as of the first business day of January in each of 2010, 2011 and 2012 provided the participant remains an employee of the Company on each of such vesting dates. In the event of the death or disability (as defined in the Plan) of a participant during the period beginning May 1, 2006 and ending December 31, 2008 (the “Performance Cycle”), the performance unit opportunity will be prorated. The prorated amount will be based on a fraction, the numerator of which is the number of full months of employment completed during the Performance Cycle to the date of death or disability and the denominator of which is the number of months during the Performance Cycle. To the extent performance units are earned and Restricted Stock awards are granted, the prorated portion of the performance units opportunity will be earned and the Restricted Stock award made at that time. In the event of a change of control (as defined in the Plan) during the Performance Cycle, the performance units will become fully earned.

   Except as provided above for termination of employment due to death or disability during the Performance Cycle, the entire performance unit opportunity will be forfeited and/or cancelled on the date the participant ceases to be an employee of the Company and/or its subsidiaries prior to the end of the Performance Cycle. Performance units do not represent actual shares. Consequently, no voting rights arise upon the participant’s receipt of performance units. Cash dividends, if any, that would have been paid on earned performance units if they were issued and outstanding shares, will be accumulated and paid in cash, without interest, at the time and to the extent the Restricted Stock, if any, issued with respect to such performance units vest.

   David P. Yeager received 77,420 performance units, Mark A. Yeager received 64,516 performance units, Thomas M. White received 64,516 performance units, David L. Marsh received 43,010 performance units and Donald G. Maltby received 43,010 performance units.

   A total of 12 participants received a grant of performance units. The total number of performance units awarded to the 12 participants is 593,542, having a value on the date of grant of $13.8 million. The Company recorded no salary expense related to the performance units in 2006. The maximum amount that would be recorded as salary expense over the remaining 60 month period is $13.8 million.

  The following table shows the number of performance units granted and the dollar value as of the date of grant for each of the listed executive officers, the executive officers as a group, the non-executive directors as a group and the non-executive officer employees as a group.

NEW PLAN BENEFITS
2002 Amended and Restated Long Term Incentive Plan

Name and Position	Dollar Value($)	Number of Performance Units
Listed Executive Officers
David P. Yeager	1,800,015	77,420
Mark A. Yeager	1,499,997	64,516
Thomas M. White 1	1,499,997	64,516
David L. Marsh	999,983	43,010
Donald G. Maltby	999,983	43,010
Executive Group	5,999,895	258,060
Non-Executive Director Group	--	--
Non-Executive Officer Employee Group	999,983	43,010

Other Information

   Approval of the foregoing 2006 performance-based awards will require the affirmative vote of the holders of shares having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, with the result that shares which abstain from voting would count as votes against the awards and broker non-votes would have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

____________________________________
1  Mr. White resigned his employment with the Company on March 16, 2007 and, in accord with the terms of his performance unit award, all of these units have been forfeited.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP as the independent accountant of the Company. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The fees billed by Ernst & Young in 2005 and 2006 for services provided to us were as follows:

	2005	2006

Audit Fees (1)	$729,700	$1,079,300
Audit Related Fees (2)	163,400	102,800
Tax Fees (3)	6,700	40,000
All Other Fees (4)	--	--

TOTAL	$899,800	$1,222,100

(1) “Audit Fees” are the aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005, the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 and December 31, 2005, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during 2006 and 2005, and consultation with respect to various accounting and financial reporting matters during 2006 and 2005.
(2) “Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” described above. The 2006 Audit-related fees include audit services performed in connection with a potential acquisition. The 2005 Audit-related fees include due diligence procedures performed in connection with the Company’s acquisition of Comtrak, Inc. (“Comtrak”).
(3) “Tax Fees” are fees billed by Ernst & Young in 2006 for review of Comtrak’s state and local filing requirements and in 2005 for tax advice.
(4) “All Other Fees” are fees billed by Ernst & Young in 2006 or 2005 that are not included in the above classifications.

The Audit Committee must pre-approve any audit or any permissible non-audit services to be provided by the Company’s independent auditors, and has established pre-approval policies and procedures for such services. Permissible non-audit services are those allowed under the regulations of the Securities and Exchange Commission. The Audit Committee may approve, at the beginning of each year, certain specific categories of permissible non-audit services within an aggregated budgeted dollar limit. The Audit Committee must approve on a project-by-project basis any permissible non-audit services that do not fall within a pre-approved category, or pre-approved permissible non-audit services that exceed the previously approved fees. All services provided by Ernst & Young during 2006 were approved by the Audit Committee and were permissible under applicable laws and regulations and will continue to be pre-approved by the Audit Committee.

PROXY SOLICITATION EXPENSE

The Company will pay the expense of any proxy solicitation. In addition to the solicitation of proxies by use of the mail, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

STOCKHOLDER PROPOSALS

Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than November 27, 2007, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the next annual meeting of stockholders.

The Company anticipates that its next annual meeting of stockholders will be held in May 2008. If a stockholder desires to submit a proposal for consideration at the next annual meeting of stockholders, written notice of such stockholder’s intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail no earlier than February 7, 2008 nor later than March 7, 2008. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the annual meeting of stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at the annual meeting of stockholders and any material interest of the stockholder in such business. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the annual meeting of stockholders will not be considered.

            By order of the Board of Directors,

            DAVID C. ZEILSTRA
            Vice President, Secretary and General Counsel

Downers Grove, Illinois
March 26, 2007

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

HUB GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation at a duly called meeting of its members adopted the resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of this corporation:

RESOLVED that the Certificate of Incorporation of Hub Group, Inc. be amended by changing Article FOURTH, Section 1 thereof so that, as amended, said Article and Section shall be and read as follows:

“Section 1. Authorized Stock. The total number of shares of capital stock which the corporation shall have authority to issue is 100,000,000 consisting of 97,337,700 shares of Class A Common Stock with a par value of $ .01 per share (“Class A Common Stock”), 662,300 shares of Class B Common Stock with a par value of $ .01 per share (“Class B Common Stock”) and 2,000,000 shares of Preferred Stock with a par value of $ .01 per share (“Preferred Stock”). The number of authorized shares of any class of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the votes of the Corporation entitled to be cast, voting together as a single class.”

SECOND: That the foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the GCL.

IN WITNESS WHEREOF, said Hub Group, Inc. has caused this certificate to be signed by its Chief Executive Officer this ___ day of ______, 2007.

            HUB GROUP, INC.

            By:_____________________
            Name: David P. Yeager
            Title: Chief Executive Officer

A-1

APPENDIX B

HUB GROUP, INC.
2002 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective as of May 7, 2007)

HUB GROUP, INC.
2002 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective as of May 7, 2007)

SECTION 1

GENERAL

1.1  Purpose. The Hub Group, Inc. 2002 Long-Term Incentive Plan (the “Plan”) has been established by Hub Group, Inc. (the “Company”) to:

(a)	attract and retain key executive and managerial employees;

(b)	attract and retain the services of experienced and knowledgeable directors;

(c)	motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

(d)	provide incentive compensation opportunities that are competitive with those of other corporations; and

(e)	further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock;

and thereby to promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2  Defined Terms. Capitalized terms used herein which are not otherwise defined in the Plan shall have the meaning set forth in subsection 6.18 hereof.

1.3  Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the employees of the Employer who are key executives or managerial employees, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan. Subject to the terms and conditions of the Plan, the Board, after recommendation of the Directors who are not Eligible Directors, shall determine and designate, from time to time, from among the Eligible Directors of the Company those Eligible Directors who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise provided by the Committee (or the Board with respect to an Award to an Eligible Director) and consented to by the Participant, or except as otherwise provided in the Plan or Award Agreement, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.

1.4  Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 6.

SECTION 2

OPTIONS

2.1  Definitions. The grant of an Option under this Section 2 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 2. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee; provided, however, that any Option granted to an Eligible Director shall be a Non-Qualified Stock Option; and provided further that, an Incentive Stock Option may be granted only to employees of the Company and its Affiliates.

2.2  Eligibility. The Committee (or the Board in the case of Options granted to Eligible Directors) shall designate the Participants to whom Options are to be granted under this Section 2 and shall determine the number of shares of Stock to be subject to each such Option. Consistent with the requirements of section 422 of the Code, to the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Affiliates of the Company) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options.

2.3  Price. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section 2 shall be subject to the following:

(a)
The purchase price shall be established by the Committee (or the Board in the case of Options granted to Eligible Directors) or shall be determined by a method established by the Committee (or the Board in the case of Options granted to Eligible Directors) at the time the Option is granted; provided, however, that in no event shall such price be less than the greater of (i) 100% of the Fair Market Value of a share of Stock as of the date on which the Option is granted; or (ii) the par value of a share of Stock on such date.

(b)
Subject to the following provisions of this subsection 2.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of a cashless exercise arrangement described in paragraph 2.3(d), payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

(c)
The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee (or the Board in the case of Options granted to Eligible Directors).

(d)
A Participant may elect to pay the purchase price upon the exercise of an Option through the following cashless exercise procedures: The Participant shall notify the Corporate Secretary of the intent to exercise. Written instructions will then be prepared and delivered to the Company and the broker indicating the Participant’s cashless election and instructing the Company to deliver to the broker the Stock issuable upon exercise. The exercise of the Option will be executed on the same day that the broker is able to sell the stock. The broker will then withhold from the proceeds of the sale and deliver to the Company an amount, in cash, equal to the Option purchase price. An additional amount for federal and state tax withholdings, not to exceed the statutory minimum required tax withholding, may also be withheld and delivered to the Company at the Participant’s election.

2.4  Exercise. Except as otherwise provided in the Plan or by the Committee, an Option granted under this Section 2 shall be exercisable in accordance with the following terms of this subsection 2.4:

(a)
The terms and conditions relating to exercise of an Option shall be established by the Committee (or the Board in the case of Options granted to Eligible Directors), and may include, without limitation, conditions relating to completion of a specified period of service or achievement of performance standards prior to exercise of the Option.

(b)
No Option may be exercised by a Participant: (i) prior to the date on which the Participant completes one continuous year of employment with the Company or any Related Company or one continuous year of service as an Eligible Director, as applicable, after the date as of which the Option is granted (provided, however, that the Committee (or the Board in the case of Options granted to Eligible Directors) may permit earlier exercise following the Participant’s Date of Termination or Termination of Service, as applicable, by reason of death or Disability); or (ii) after the Expiration Date applicable to that Option.

(c)	The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

2.5  Post-Exercise Limitations. The Committee (or the Board in the case of Options granted to Eligible Directors), in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option granted under this Section 2 (including Stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance and such other factors as the Committee (or the Board in the case of Options granted to Eligible Directors) determines to be appropriate.

2.6  Expiration Date. The “Expiration Date” with respect to an Option granted under this Section 2 means the date established as the Expiration Date by the Committee (or the Board in the case of Options granted to Eligible Directors) at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

(a)	the ten-year anniversary of the date on which the Option is granted;

(b)
if the Participant’s Date of Termination or Termination of Service, as applicable, occurs by reason of Retirement, death or Disability, the one-year anniversary of such Date of Termination or Termination of Service; or

(c)
if the Participant’s Date of Termination or Termination of Service, as applicable, occurs for reasons other than Retirement, death or Disability, 60 days following such Date of Termination or Termination of Service.

2.7  Reload of Option. In the event the Participant exercises an Option granted under this Section 2 and pays all or a portion of the purchase price in Stock, in the manner permitted by subsection 2.3, such Participant may, in the Committee’s discretion (or the Board’s discretion in the case of Options granted to Eligible Directors), be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have a purchase price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an Expiration Date that is the same date as the Expiration Date of the original Option so exercised by payment of the purchase price in shares of Stock.

2.8  Dividend Equivalents. The Committee (or the Board in the case of Options granted to Eligible Directors) may award Dividend Equivalents with respect to Options. The award of Dividend Equivalents shall permit the Participant to earn an amount equal to the dividends payable with respect to the number of shares of Stock subject to the Option for the period the Option is outstanding and unexercised. The right to payment of such earned Dividend Equivalents shall be subject to such restrictions and limitations as may be imposed by the Committee (or the Board in the case of Options granted to Eligible Directors).

SECTION 3
STOCK APPRECIATION RIGHTS

3.1  Definition. Subject to the terms of this Section 3, a “Stock Appreciation Right” granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if granted in tandem with an Option, the purchase price with respect to shares under the tandem Option.

3.2  Eligibility. Subject to the provisions of the Plan, the Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the exercise price shall be established with respect to each such Stock Appreciation Right, and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. If a Stock Appreciation Right is granted in connection with an Option, then, in the discretion of the Committee, the Stock Appreciation Right may, but need not be granted in tandem with the Option.

3.3  Exercise. The exercise of Stock Appreciation Rights shall be subject to the following:

(a)
If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee at the time of grant; provided, however, that except as otherwise expressly provided in the Plan or in the Award Agreement, no Stock Appreciation Right may be exercised by a Participant (i) prior to the date on which he completes one continuous year of employment with the Company or any Related Company after the date as of which the Stock Appreciation Right is granted (provided, however, that the Committee may permit earlier exercise following the Participant’s Date of Termination by reason of death or Disability); or (ii) after the Expiration Date applicable to that Stock Appreciation Right.

(b)
If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable at the time the tandem Option is exercisable. The exercise of a Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

3.4  Settlement of Award. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with subsection 3.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, in the discretion of the Committee.

3.5  Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance and such other factors as the Committee determines to be appropriate.

3.6  Expiration Date. If a Stock Appreciation Right is in tandem with an Option, then the “Expiration Date” for the Stock Appreciation Right shall be the Expiration Date for the related Option. If a Stock Appreciation Right is not in tandem with an Option, then the “Expiration Date” for the Stock Appreciation Right shall be the date established as the Expiration Date by the Committee; provided, however, that subject to the following provisions of this subsection 3.6, the Expiration Date with respect to any Stock Appreciation Right shall not be later than the earliest to occur of:

(a)	the ten-year anniversary of the date on which the Stock Appreciation Right is granted;

(b)	if the Participant’s Date of Termination occurs by reason of Retirement, death or Disability, the one-year anniversary of such Date of Termination.

(c)	if the Participant’s Date of Termination occurs by reason other than Retirement, death, or Disability, 60 days following such Date of Termination.

3.7  Dividend Equivalents. The Committee may award Dividend Equivalents with respect to Stock Appreciation Rights. The award of Dividend Equivalents shall permit the Participant to earn an amount equal to the dividends payable with respect to the number of shares of Stock that are subject to the Stock Appreciation Rights for the period the Stock Appreciation Rights are outstanding and unexercised. The right to payment of such earned Dividends Equivalents shall be subject to such restrictions and limitations as may be imposed by the Committee.

SECTION 4

RESTRICTED STOCK

4.1  Definition. Subject to the terms of this Section 4, Awards of “Restricted Stock” under the Plan are grants of Stock to Participants, the vesting of which is subject to such conditions as may be established by the Committee.

4.2  Eligibility. The Committee shall designate the Participants to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award.

4.3  Terms and Conditions of Awards. Shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

(a)
Except as otherwise determined by the Committee, Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of not less than one year after the time of the grant of such Stock (the “Restricted Period”). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares. The Committee may, in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants.

(b)
Except as otherwise determined by the Committee, a Participant whose Date of Termination occurs prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

(c)	The Committee may, in its discretion, condition the vesting of shares of Restricted Stock on the achievement of performance goals.

(d)
Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Hub Group, Inc. 2002 Long-Term Incentive Plan and an agreement entered into between the registered owner and Hub Group, Inc. A copy of such plan and agreement is on file in the office of the Secretary of Hub Group, Inc., 3050 Highland Parkway, Suite 100, Downers Grove, IL 60515.”

(e)
Subject to the limitations of the Plan and the Award of Restricted Stock, at the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

SECTION 5

PERFORMANCE UNITS

5.1  Definition. Subject to the terms of this Section 5, the Award of “Performance Units” under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial Award are met.

5.2  Eligibility. The Committee shall designate the Participants to whom Performance Units are to be granted, and the number of units to be the subject to each such Award.

5.3  Terms and Conditions of Awards. For each Participant, the Committee will determine the number of units granted; the value of units, which may be stated either in cash or in shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be paid in cash and/or shares of Stock.

5.4  Payment. The Committee will compare the actual performance to the performance measures established for the Performance Period and determine the number of Performance Units to be paid and their value. Payment for units earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee shall determine. The Committee will determine the number of earned units to be paid in cash and the number to be paid in Stock. For Performance Units valued when granted in shares of Stock, one share of Stock will be paid for each unit earned, or cash will be paid for each unit earned equal to either (a) the Fair Market Value of a share of Stock at the end of the Performance Period or (b) the value of the Stock determined based on the average Fair Market Value for a number of days determined by the Committee. For Performance Units valued when granted in cash, the value of each unit earned will be paid in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (a) the Fair Market Value of a share of Stock at the end of the Performance Period or (b) the value of a share of Stock determined based on the average Fair Market Value for a number of days determined by the Committee.

5.5  Termination During Performance Period. If a Participant’s Date of Termination occurs during a Performance Period with respect to any Performance Shares granted to him, the Committee may determine that the Participant will be entitled to receive all or any portion of the Performance Shares that he would otherwise receive, and may accelerate the determination and payment of the value of such Performance Shares or make such other adjustments as the Committee, in its sole discretion, deems desirable.

SECTION 6

OPERATION AND ADMINISTRATION

6.1  Effective Date. The Plan was adopted by the Board effective April 4, 2002 (the “Effective Date”) and was subsequently approved by the shareholders of the Company. The Plan was amended and restated, effective December 3, 2003, and was subsequently approved by the shareholders of the Company. Subject to the approval of the shareholders of the Company, the Plan was amended and restated, effective May 7, 2007 (the “Amendment and Restatement Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the tenth anniversary of the Amendment and Restatement Effective Date. Any Awards which are granted prior to approval by the Company’s shareholders of the amendments effective May 7, 2007, where such Awards would otherwise not have been permissible absent approval by the shareholders of such amendments, shall be contingent on such shareholders’ approval and in the event the amended and restated Plan is not so approved, such Awards shall be void and without effect.

6.2  Shares Subject to Plan and Other Limitations. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)
The shares of Stock with respect to which Awards may be made under the Plan shall be shares of Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Stock purchased in the open market or in private transactions.

(b)
Subject to the provisions of subsection 6.3, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 5,400,000 shares in the aggregate (as adjusted for stock splits through May 7, 2007).

(c)
To the extent provided by the Committee (or the Board in the case of any Option granted to an Eligible Director pursuant to Section 2), any Award may be settled in cash rather than shares of Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award expires, is forfeited or is canceled, or because the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares of Stock shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)
If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)	Subject to paragraph 6.3, the following additional maximums are imposed under the Plan:

(i)
The maximum number of shares of Stock that may be covered by Awards granted to any one employee pursuant to Section 2 (relating to Options) and Section 3 (relating to Stock Appreciation Rights) during any one-year Company fiscal year period shall not exceed 1,000,000 shares of Stock, reduced by the sum of (A) the number of shares of Stock subject to all other prior Awards of Options and Stock Appreciation Rights under the Plan within the one-year Company fiscal year period that includes the date of the Award; and (B) the number of shares of Stock subject to all other prior stock options and stock appreciation rights granted to the employee under other plans or arrangements of the Employer within the one-year Company fiscal year period that includes the date of the Award.

(ii)
In the case of Awards, other than Options and Stock Appreciation Rights, granted under the Plan, which Awards are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 1,000,000 shares of Stock and, if such Awards are denominated in cash value, no more than $10,000,000, may be subject to such Awards granted to any one individual during any one-year Company fiscal year period that includes the date of the Award. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends or other amounts attributable to earnings during the deferral period shall be disregarded.

(iii)
If an Option is in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share, the tandem Option and Stock Appreciation Rights with respect to each share of Stock shall be counted as covering only one share of Stock for purposes of applying the limitations of this Section 6.2.

(iv)
Subject to the provisions of subsection 6.3, the determination made under the foregoing provisions of this paragraph (e) shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable.

6.3  Adjustments to Shares.

(a)
If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

(b)
If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares, subject to the following:

(i)
If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph (b) would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

(ii)
All or any of the Awards may be canceled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the canceled Awards.

(iii)
Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

(c)
Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be canceled. If Awards are canceled under this paragraph (c) then, with respect to any affected Participant, either:

(i)
the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or

(ii)	the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of the canceled Awards.

The foregoing provisions of this paragraph (c) shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate.

(d)
In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection 6.3, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Employer.

(e)
The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company’s Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f)
Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Awards then outstanding hereunder.

(g)
Awards under the Plan are subject to adjustment under this subsection 6.3 only during the period in which they are considered to be outstanding under the Plan, with the determination of whether an Award is outstanding to be made by the Committee.

6.4  Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)
Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)
In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

6.5  Settlement of Awards. Except as otherwise provided in the Plan or in an Award Agreement, the obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee (or the Board in the case of any Option granted to an Eligible Director pursuant to Section 2) shall determine. Satisfaction of any such obligations under an Award may be subject to such conditions, restrictions and contingencies as the Committee (or the Board in the case of any Option granted to an Eligible Director pursuant to Section 2) shall determine. The Committee (or the Board in the case of any Option granted to an Eligible Director pursuant to Section 2) may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents.

6.6  Liability for Cash Payments. Subject to the provisions of this Section 6, a Participant’s employer shall be liable for payment of cash due under the Plan with respect to such Participant to the extent that such benefits are attributable to the services rendered for that employer by the Participant. Any disputes relating to liability of an employers for cash payments shall be resolved by the Committee.

6.7  Performance-Based Compensation. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to “Performance-Based Compensation,” as that term is used in Code Section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements, including without limitation:

(a)
The establishment of Performance Goals that must be satisfied prior to the payment or distribution of benefits under such Awards. The “Performance Goals” that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: earnings (e.g., earnings before income taxes, or “EBIT”; earnings before income taxes, depreciation and amortization, or “EBITDA”; earnings per share, or “EPS”), financial return ratios (e.g., return on investment, or “ROI”; return on invested capital, or “ROIC”; return on equity, or “ROE”; return on assets, or “ROA”), increase in revenue, operating or net cash flows, cash flow return on investment, total shareholder return, market share, net operating income, operating income or net income, debt load reduction, expense management, economic value added, stock price and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or an index. Partial achievement of the Performance Goals may result in a payment or vesting corresponding to the degree of achievement. In establishing any Performance Goals, the Committee may include or exclude special items as identified in the Company’s quarterly or annual earnings releases.

(b)	The submission of such Awards and performance goals to the Company’s shareholders for approval and making the receipt of benefits under such Awards contingent on receipt of such approval.

(c)
Providing that no payment or distribution be made under such Awards unless the Committee certifies that the goals and the applicable terms of the Plan and Agreement reflecting the Awards have been satisfied.

To the extent that the Committee determines that the foregoing requirements relating to Performance-Based Compensation do not apply to Awards under the Plan because the Awards constitute Options or Stock Appreciation Rights, the Committee may, at the time the Award is granted, conform the Awards to alternative methods of satisfying the requirements applicable to Performance-Based Compensation.

6.8  Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan; provided, however, that withholding through the surrender of shares may not exceed the amount necessary to satisfy the statutory minimum required tax withholding.

6.9  Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 6.9, the Committee may permit awards under the Plan to be transferred to or for the benefit of the Participant’s family, subject to such limits as the Committee may establish.

6.10  Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with Section 7.

6.11  Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

6.12  Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

6.13  Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an Award Agreement with the Company in a form specified by the Committee, evidencing the Award under the Plan, agreeing to the terms and conditions of the Plan and agreeing to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

6.14  Limitation of Implied Rights.

(a)
Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employer whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employer. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of the Employer shall be sufficient to pay any benefits to any person.

(b)
Neither the Plan nor Awards granted under the Plan shall confer any right upon a Participant to continue as an employee or Director for any period of time or give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Subject to the provisions of Section 4 (relating to Restricted Stock Awards), no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock under the Plan.

6.15  Benefits Under Qualified Retirement Plans. Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under any Qualified Retirement Plan.

6.16  Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

6.17  Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.18  Defined Terms. For purposes of the Plan, the terms listed below shall be defined as follows:

(a)	Affiliate. The term “Affiliate” means any entity which is a parent corporation (as defined in section 424(e) of the Code) or a subsidiary corporation (as defined in section 424(f) of the Code).

(b)
Award. The term “Award” shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights, Restricted Stock, Performance Units, and Dividend Equivalents.

(c)	Award Agreement. “Award Agreement” shall mean an agreement evidencing the grant of an Award hereunder as described in Section 6.13.

(d)	Board. The term “Board” shall mean the Board of Directors of the Company.

(e)	Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)	Committee. The term “Committee” means the committee designated in accordance with Section 7 to administer the Plan.

(g)
Date of Termination. A Participant’s “Date of Termination” shall be the date that his employment with the Employer terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that a Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Employer approved by the Participant’s employer.

(h)	Director. The term “Director” means a member of the Board of Directors of the Company.

(i)
Disability. A Participant shall be considered to have a “Disability” during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

(j)	Eligible Director. Each Director who is not an employee of the Company or any Related Company.

(k)	Employer. The Company and all Related Companies.

(l)	Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)
Fair Market Value. The “Fair Market Value” of a share of Stock of the Company as of any date shall be the closing market composite price for such Stock as reported for the NASDAQ Stock Exchange on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

(n)	Incentive Stock Option. An Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code.

(o)	Non-Qualified Option. An Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(p)	Option. The term “Option” shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

(q)	Performance-Based Compensation. The term “Performance-Based Compensation” shall have the meaning ascribed to it in section 162(m)(4)(C) of the Code.

(r)	Prior Plans. The term “Prior Plans” means the Hub Group, Inc. 1997 Long-Term Incentive Plan, the Hub Group, Inc. 1996 Long-Term Incentive Plan, and the Hub Group 1999 Long-Term Incentive Plan.

(s)
Qualified Retirement Plan. The term “Qualified Retirement Plan” means any plan of the Company or a Related Company that is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986, as amended.

(t)
Related Companies. The term “Related Company” means (i) any corporation, partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least thirty percent of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which either:

(A) it is effectively controlled by; or

(B) at least thirty percent of its voting or profits interest is owned, directly or indirectly, by;
the Company, any entity that is a successor to the Company or any entity that is a Related Company by reason of clause (i) next above.

(u)
Retirement. “Retirement” in the case of a Participant who is not an Eligible Director shall mean the occurrence of the Participant’s Date of Termination for reasons other than death or Disability on or after the date on which the Participant (i) attains age 55, or (ii) attains age 50 and has completed at least 10 continuous years of service with the Company and the Employer. “Retirement” in the case of a Participant who is an Eligible Director shall mean the occurrence of the Eligible Director’s Termination of Service on or after his attainment of age 65 for reasons other than death or Disability.

(v)	SEC. “SEC” shall mean the Securities and Exchange Commission.

(w)	Stock. The term “Stock” shall mean shares of common stock of the Company.

(x)	Termination of Service. The term “Termination of Service” shall mean the date on which an individual ceases to be a Director.

SECTION 7

COMMITTEE

7.1  Selection of Committee. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board, or such greater number as may be required for compliance with SEC Rule 16b-3 and the requirements of section 162(m) of the Code and regulations thereunder.

7.2  Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)
Subject to the provisions of the Plan, the Committee will have authority and discretion to select employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b)
Subject to the provisions of the Plan, the Committee will have authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)
The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)
Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

7.3  Delegation by Committee. Except to the extent prohibited by the provisions of Rule 16b-3, the rules relating to Performance-Based Compensation, applicable state law, the applicable rules of any stock exchange, or any other applicable rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4  Information to be Furnished to Committee. The Employer shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employer as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

7.5  Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employer be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employer. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employer against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 8
CHANGE IN CONTROL

8.1  Acceleration of Awards. Subject to the provisions of subsection 6.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a)	All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)	All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)	All Restricted Stock and Performance Units shall become fully vested.

8.2  Definition of Change in Control. For purposes of the Plan, the term “Change in Control” means a change in the beneficial ownership of the Company’s voting stock or a change in the composition of the Board which occurs as follows:

(a)
Any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 30 percent or more of the total voting power of the Company’s then outstanding stock.

(b)
A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board. In case of a tender offer described in this paragraph (b), the Change in Control will be deemed to have occurred upon the first to occur of (i) any time during the offer when the person (using the definition in (a) above) making the offer owns or has accepted for payment stock of the Company with 25 percent or more of the total voting power of the Company’s stock, or (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of the Company’s stock when the offer terminates.

(c)
Individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

SECTION 9

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 6.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the listed nominees.

		FOR	WITHHELD FOR ALL	The Board of Directors recommends a vote FOR the following proposal.		FOR	AGAINST	ABSTAIN
1.	Election of Directors	☐	☐	2.	Approval of the Amendment to the Certificate of Incorporation to increase authorized shares of Class A Common Stock.	☐	☐	☐
Nominees:
	01 Phillip C. Yeager 02 David P. Yeager 03 Mark A. Yeager 04 Gary D. Eppen 05 Charles R. Reaves 06 Martin P. Slark			The Board of Directors recommends a vote FOR the following proposal.		FOR	AGAINST	ABSTAIN
				3.	Approval of the amendment and restatement of the 2002 Long- Term Incentive Plan.	☐	☐	☐
				The Board of Directors recommends a vote FOR the following proposal.		FOR	AGAINST	ABSTAIN
				4.	Approval of 2006 performance-based awards under the 2002 Long-Term Incentive Plan.	☐	☐	☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)
The undersigned hereby acknowledges receipt of the Proxy Statement and Form 10-K.

Signature _____________________________________________ Signature _____________________________________________ Date ______________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

HUB GROUP, INC.

This Proxy is solicited on behalf of the Board of Directors

for the Annual Meeting of Stockholders to be held on May 7, 2007

The undersigned appoints Phillip C. Yeager, David P. Yeager and Mark A. Yeager, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Hub Group, Inc., to be held on May 7, 2007 at 10:00 a.m., Chicago time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all of the Class A Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of each of the nominees for the Board of Directors, FOR the approval of the Amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock, FOR the approval of the amendment and restatement of the 2002 Long-Term Incentive Plan, and FOR the approval of 2006 performance-based awards under the 2002 Long-Term Incentive Plan.

The Board of Directors recommends a vote FOR the election of each of the nominees for the Board of Directors, FOR the approval of the Amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock, FOR the approval of the amendment and restatement of the 2002 Long-Term Incentive Plan, and FOR the approval of 2006 performance-based awards under the 2002 Long-Term Incentive Plan.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND

RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù